                                                                    EXHIBIT 99.1

MORGAN STANLEY GROUP INC.
FINANCIAL STATEMENTS & OTHER INFORMATION


Report of Independent Auditors               1
Consolidated Statement of Financial          2
 Condition
Consolidated Statement of Income             3
Consolidated Statement of Cash Flows         4
Consolidated Statement of Changes in         5
 Stockholders' Equity
Notes to Consolidated Financial           6-37
 Statements
Schedule I                               38-41

REPORT OF INDEPENDENT AUDITORS

The Stockholders and
Board of Directors of
Morgan Stanley Group Inc.

We have audited the accompanying Consolidated Statement of Financial Condition of Morgan Stanley Group Inc. as of November 30, 1996 and 1995 and the related Consolidated Statements of Income, Cash Flows and Changes in Stockholders' Equity for each of the three years in the period ended November 30, 1996. Our audits also included the schedule of parent company stand alone financial statements of Morgan Stanley Group Inc. listed in Schedule I. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Morgan Stanley Group Inc. at November 30, 1996 and 1995, and the consolidated results of operations and cash flows for each of the three years in the period ended November 30, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                           /s/ Ernst & Young LLP


New York, New York
May 27, 1997

                  Morgan Stanley Group Inc. and Subsidiaries
                 Consolidated Statement of Financial Condition


                                                                                          November 30, November 30,
(Dollars in Millions, Except Share Data)                                                         1996        1995
-------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and interest-bearing equivalents                                                        $   4,545    $   2,471
Cash and securities deposited with clearing organizations or segregated under federal and other regulations (securities at fair value
  of $2,474 at November 30, 1996 and $859 at November 30, 1995)                                  3,164        1,339
Financial instruments owned:
  U.S. government and agency securities                                                         11,079       12,480
  Other sovereign government obligations                                                        19,473       13,792
  Corporate and other debt                                                                      15,978       10,690
  Corporate equities                                                                            12,622       13,185
  Derivative contracts                                                                          11,220        8,043
  Physical commodities                                                                             375          410
Securities purchased under agreements to resell                                                 60,457       45,886
Securities borrowed                                                                             39,680       27,069
Receivables:
  Customers                                                                                      5,761        3,413
  Brokers, dealers and clearing organizations                                                    5,421        1,475
  Interest and dividends                                                                         1,320        1,082
  Fees and other                                                                                   745          506
Property, equipment and leasehold improvements, at cost, net of accumulated depreciation and amortization of $614
  at November 30, 1996 and $462 at November 30, 1995                                             1,301        1,286
Other assets                                                                                     3,305          626
                                                                                             ---------    ---------
Total assets                                                                                 $ 196,446    $ 143,753
                                                                                             =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                                                                        $  20,461    $  11,703
Financial instruments sold, not yet purchased:
  U.S. government and agency securities                                                         10,196        6,459
  Other sovereign government obligations                                                         6,513        8,972
  Corporate and other debt                                                                       1,112        1,076
  Corporate equities                                                                             8,889        3,585
  Derivative contracts                                                                           9,982        7,537
  Physical commodities                                                                             476           71
Securities sold under agreements to repurchase                                                  83,296       60,738
Securities loaned                                                                                8,975        9,340
Payables:
  Customers                                                                                     18,629       13,818
  Brokers, dealers and clearing organizations                                                    1,820        1,974
  Interest and dividends                                                                         1,478        1,019
  Other liabilities and accrued expenses                                                           972          595
Accrued compensation and benefits                                                                1,746        1,192
Long-term borrowings                                                                            14,498        9,635
                                                                                             ---------    ---------
                                                                                               189,043      137,714
                                                                                             ---------    ---------
Capital Units                                                                                      865          865
                                                                                             ---------    ---------
Commitments and contingencies
Stockholders' equity:
  Preferred stock                                                                                1,223          818
  Common stock, $1.00 par value; authorized 600,000,000 shares; issued
  163,236,893 shares at November 30, 1996 and 162,838,920 shares
       at November 30, 1995*                                                                       163          163
  Paid-in capital*                                                                               1,144          730
  Retained earnings                                                                              4,504        3,815
  Cumulative translation adjustments                                                               (11)          (9)
                                                                                             ---------    ---------
               Subtotal                                                                          7,023        5,517
  Less:
         Note receivable related to sale of preferred stock to ESOP                                 78           89
         Common stock held in treasury, at cost (9,894,271 shares at
             November 30, 1996 and 7,635,174 shares at November 30, 1995)*                         407          254
                                                                                             ---------    ---------
                  Total stockholders' equity                                                     6,538        5,174
                                                                                             ---------    ---------
Total liabilities and stockholders' equity                                                   $ 196,446    $ 143,753
                                                                                             =========    =========

* Amounts for fiscal 1995 have been retroactively adjusted to give effect for a two-for-one stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 1996.

  See Notes to Consolidated Financial Statements.

                  MORGAN STANLEY GROUP INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF INCOME


                                                      FISCAL YEAR ENDED  FISCAL YEAR ENDED   FISCAL YEAR ENDED
                                                         NOVEMBER 30,        NOVEMBER 30,        NOVEMBER 30,
(Dollars in Millions, Except Share Data)                   1996                1995                 1994
---------------------------------------------------------------------------------------------------------------
Revenues:
   Investment banking                                  $      1,944   $      1,374   $        904
   Principal transactions:
     Trading                                                  2,210          1,206          1,192
     Investments                                                 86            121            154
   Commissions                                                  613            510            449
   Interest and dividends                                     7,701          7,211          6,208
   Asset management and administration                          582            370            344
   Other                                                          8              5              4
                                                       ------------   ------------    -----------
     Total revenues                                          13,144         10,797          9,255
   Interest expense                                           7,368          6,675          5,649
                                                       ------------   ------------    -----------
     Net revenues                                             5,776          4,122          3,606
                                                       ------------   ------------    -----------

Expenses excluding interest:
   Compensation and benefits                                  2,863          2,023          1,771
   Occupancy and equipment                                      362            331            290
   Brokerage, clearing and exchange fees                        274            247            231
   Communications                                               146            131            118
   Business development                                         170            139            166
   Professional services                                        226            161            159
   Other                                                        163            135            124
   Relocation charge                                           --               59           --
                                                       ------------   ------------    -----------
     Total expenses excluding interest                        4,204          3,226          2,859
                                                       ------------   ------------    -----------
Income before income taxes                                    1,572            896            747
Provision for income taxes                                      543            287            231
                                                       ------------   ------------    -----------
Net income                                             $      1,029   $        609   $        516
                                                       ============   ============   ============
Preferred stock dividend requirements                  $         66   $         65   $         65
                                                       ============   ============   ============
Earnings applicable to common shares (1)               $        963   $        544   $        451
                                                       ============   ============   ============
Average common and common equivalent shares
   outstanding (1) (2)                                  153,514,483    156,073,008    157,578,446
                                                       ============   ============   ============

Primary earnings per share (2)                         $      6.27     $      3.49   $       2.86
                                                       ============   ============   ============
Fully diluted earnings per share (2)                   $      5.96     $      3.33   $       2.75
                                                       ============   ============   ============

(1) Amounts shown are used to calculate primary earnings per share.
(2) Amounts for fiscal 1995 and fiscal 1994 have been retroactively adjusted to give effect for a two-for-one stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 1996.

    See Notes to Consolidated Financial Statements.

                  MORGAN STANLEY GROUP INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                               FISCAL        FISCAL       FISCAL
                                                                           YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                                          NOVEMBER 30,  NOVEMBER 30,   NOVEMBER 30,
(Dollars in Millions)                                                         1996         1995           1994
------------------------------------------------------------------------------------------------------------------
   Net income                                                                 $  1,029    $    609    $    516
   Adjustments to reconcile net income to net
      cash (used for) provided by operating activities:
       Non-cash charges included in net income:
        Deferred income taxes                                                     (343)       (119)       (139)
        Compensation payable in common or preferred stock                          426         296         395
        Depreciation and amortization                                              168         131         106
        Relocation charge                                                         --            59        --
       Changes in assets and liabilities:
        Cash and securities deposited with clearing organizations
           or segregated under federal and other regulations                    (1,825)        951      (1,696)
        Financial instruments owned, net of financial
           instruments sold, not yet purchased                                  (2,620)     (9,547)      6,777
        Securities borrowed, net of securities loaned                          (12,976)      2,519        (849)
        Receivables and other assets                                            (7,812)        602       2,423
        Payables and other liabilities, net of deferred liabilities              6,169       1,619       3,817
                                                                              --------    --------    --------
Net cash (used for) provided by operating activities                           (17,784)     (2,880)     11,350

Cash flows from investing activities:
   Net payments for:
       Property, equipment and leasehold improvements                             (152)       (403)       (369)
       Purchase of Miller Anderson & Sherrerd, LLP ("MAS"),
        net of cash acquired                                                      (200)       --          --
       Purchase of Van Kampen American Capital, Inc.,
        net of cash acquired                                                      (986)       --          --
                                                                              --------    --------    --------
Net cash used for investing activities                                          (1,338)       (403)       (369)

Cash flows from financing activities:
   Net proceeds related to short-term borrowings                                 8,693       3,735      (2,493)
   Securities sold under agreements to repurchase, net of
      securities purchased under agreements to resell                            7,987      (1,704)    (11,786)
   Proceeds from:
       Issuance of 7-3/4% Cumulative Preferred Stock                               197        --          --
       Issuance of Series A Fixed/Adjustable Rate
        Cumulative Preferred Stock                                                 343        --          --
       Issuance of common stock                                                    112          81          19
       Issuance of long-term borrowings                                          6,057       2,477       3,811
       Issuance of Capital Units                                                  --           513         230
   Payments for:
       Redemption of 9.36% Cumulative Preferred Stock                             (138)       --          --
       Repurchases of common stock                                                (507)       (146)       (244)
       Repayments of long-term borrowings                                       (1,369)     (1,204)     (1,307)
   Cash dividends                                                                 (179)       (133)       (152)
                                                                              --------    --------    --------
Net cash provided by (used for) financing activities                            21,196       3,619     (11,922)
                                                                              --------    --------    --------

Net increase (decrease) in cash and interest-bearing equivalents                 2,074         336        (941)
Cash and interest-bearing equivalents, at beginning of period                    2,471       2,135       3,076
                                                                              --------    --------    --------
Cash and interest-bearing equivalents, at end of period                       $  4,545    $  2,471    $  2,135
                                                                              ========    ========    ========

Cash payments for income taxes totaled $591 million, $348 million and $597 million in fiscal 1996, fiscal 1995 and fiscal 1994, respectively.
Cash payments for interest approximated interest expense for all periods.

See Notes to Consolidated Financial Statements.

                  MORGAN STANLEY GROUP INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                                                                    Note Receivable
                                                                                                         Cumulative Related to Sale
                                                           Preferred   Common        Paid-in   Retained Translation    of Preferred
(Dollars in Millions)                                          Stock  Stock (1)  Capital (1)   Earnings Adjustments   Stock to ESOP
-----------------------------------------------------------------------------------------------------------------------------------
Balance, November 30, 1993                                  $   820     $   156    $   336      $ 2,975    ($    9)   ($  116)
 Conversion of ESOP Preferred Stock                              (1)          -          1            -          -          -
 Issuance of common stock                                         -           1         18            -          -          -
 Repurchases of common stock                                      -           -          -            -          -          -
 Compensation payable in common stock                             -           2        148            -          -          -
 ESOP shares allocated, at cost                                   -           -          -            -          -          7
 Net income                                                       -           -          -          516          -          -
 Cash dividends                                                   -           -          -         (152)         -          -
 Translation adjustments                                          -           -          -            -          6          -
                                                            -------     -------    -------      -------    -------    -------
Balance, November 30, 1994                                      819         159        503        3,339         (3)      (109)
 Conversion of ESOP Preferred Stock                              (1)          -          1            -          -          -
 Issuance of common stock                                         -           4         77            -          -          -
 Repurchases of common stock                                      -           -          -            -          -          -
 Compensation payable in common stock                             -           -        149            -          -          -
 ESOP shares allocated, at cost                                   -           -          -            -          -         20
 Net income                                                       -           -          -          609          -          -
 Cash dividends                                                   -           -          -         (133)         -          -
 Translation adjustments                                          -           -          -            -         (6)         -
                                                            -------     -------    -------      -------    -------    -------
Balance, November 30, 1995                                      818         163        730        3,815         (9)       (89)
 Issuance of common stock in connection with MAS acquisition      -           -          9            -          -          -
 Redemption of 9.36% Cumulative Preferred Stock                (138)          -          -            -          -          -
 Issuance of 7-3/4% Cumulative Preferred Stock                  200           -         (3)           -          -          -
 Issuance of Series A Fixed/Adjustable Rate Cumulative
    Preferred Stock                                             345           -         (2)           -          -          -
 Conversion of ESOP Preferred Stock                              (2)          -          2            -          -          -
 Issuance of common stock                                         -           4        108            -          -          -
 Repurchases of common stock                                      -           -          -            -          -          -
 Retirement of treasury stock                                     -          (4)         -         (161)         -          -
 Compensation payable in common stock                             -           -        300            -          -          -
 ESOP shares allocated, at cost                                   -           -          -            -          -         11
 Net income                                                       -           -          -        1,029          -          -
 Cash dividends                                                   -           -          -         (179)         -          -
 Translation adjustments                                          -           -          -            -         (2)         -
                                                            -------     -------    -------      -------    -------    -------
Balance, November 30, 1996                                  $ 1,223     $   163    $ 1,144      $ 4,504    ($   11)   ($   78)
                                                            =======     =======    =======      =======    =======    =======


                                                                                                   Common
                                                                                                    Stock
                                                                                                  Held in
                                                                                                Treasury,
(Dollars in Millions)                                                                             at Cost      Total
--------------------------------------------------------------------------------------------------------------------
Balance, November 30, 1993                                                                        ($  229)   $ 3,933
 Conversion of ESOP Preferred Stock                                                                     -          0
 Issuance of common stock                                                                               -         19
 Repurchases of common stock                                                                         (244)      (244)
 Compensation payable in common stock                                                                 238        388
 ESOP shares allocated, at cost                                                                         -          7
 Net income                                                                                             -        516
 Cash dividends                                                                                         -       (152)
 Translation adjustments                                                                                           6
                                                                                                  -------    -------
Balance, November 30, 1994                                                                           (235)     4,473
 Conversion of ESOP Preferred Stock                                                                     -          0
 Issuance of common stock                                                                               -         81
 Repurchases of common stock                                                                         (146)      (146)
 Compensation payable in common stock                                                                 127        276
 ESOP shares allocated, at cost                                                                         -         20
 Net income                                                                                             -        609
 Cash dividends                                                                                         -       (133)
 Translation adjustments                                                                                          (6)
                                                                                                  -------    -------
Balance, November 30, 1995                                                                           (254)     5,174
 Issuance of common stock in connection with MAS acquisition                                           74         83
 Redemption of 9.36% Cumulative Preferred Stock                                                         -       (138)
 Issuance of 7-3/4% Cumulative Preferred Stock                                                          -        197
 Issuance of Series A Fixed/Adjustable Rate Cumulative Preferred Stock                                  -        343
 Conversion of ESOP Preferred Stock                                                                     -          0
 Issuance of common stock                                                                               -        112
 Repurchases of common stock                                                                         (507)      (507)
 Retirement of treasury stock                                                                         165          0
 Compensation payable in common stock                                                                 115        415
 ESOP shares allocated, at cost                                                                         -         11
 Net income                                                                                             -      1,029
 Cash dividends                                                                                         -       (179)
 Translation adjustments                                                                                -         (2)
                                                                                                  -------    -------
Balance, November 30, 1996                                                                        ($  407)   $ 6,538
                                                                                                  =======    =======

(1) Amounts for November 1993 through Novmeber 1995 have been retroactively adjusted to give effect for a two-for-one stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 1996.

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION
--------------------------------------

The Consolidated Financial Statements include the accounts of Morgan Stanley Group Inc. and its U.S. and international subsidiaries (collectively, the "Company"), including Morgan Stanley & Co. Incorporated ("MS&Co."), Morgan Stanley & Co. International Limited ("MSIL"), and Morgan Stanley Japan Limited ("MSJL").

     The Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions regarding certain trading inventory valuations, the potential outcome of litigation and other matters that affect the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the Consolidated Financial Statements are prudent and reasonable. Actual results could differ from these estimates.

     The Company, through its subsidiaries, provides a wide range of financial services on a global basis. Its businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring, real estate, project finance and other corporate finance advisory activities; asset management; merchant banking and other principal investment activities; brokerage and research services; the trading of foreign exchange and commodities as well as derivatives on a broad range of asset categories, rates and indices; and global custody, securities clearance services and securities lending. These services are provided to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individual investors.

     Results for the fiscal year ended November 30, 1996, for the 10-month period from February 1, 1995 through November 30, 1995 and for the fiscal year ended January 31, 1995 were previously reported in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996. This report reflects the Company's historical financial statements recast to present such financial statements on the basis of a November 30 fiscal year end date. Accordingly, this report includes the results for the 12-month periods ended November 30, 1996 ("fiscal 1996"), November 30, 1995 ("fiscal 1995") and November 30, 1994
("fiscal 1994").

     All material intercompany accounts and transactions have been eliminated in consolidation. Certain amounts in the Consolidated Financial Statements for prior years have been reclassified to conform with the fiscal 1996 presentation.

FINANCIAL INSTRUMENTS USED FOR TRADING AND INVESTMENT
-----------------------------------------------------

Financial instruments, including derivatives, used in the Company's trading activities are recorded at fair value, and unrealized gains and losses are reflected in trading revenues. Interest revenue and expense arising from financial instruments used in trading activities are reflected in the Consolidated Statement of Income as interest income or expense. The fair values of the trading positions generally are based on listed market prices. If listed market prices are not available or if liquidating the Company's positions would reasonably be expected to impact market prices, fair value is determined based on other relevant factors, including dealer price quotations and price quotations for similar instruments traded in different markets, including markets located in different geographic areas. Fair values for certain derivative contracts are derived from pricing models which consider current market and contractual prices for the underlying financial instruments or commodities, as well as time value and yield curve or volatility factors underlying the positions. Purchases and sales of financial instruments are recorded in the accounts on trade date. Unrealized gains and losses arising from the Company's dealings in over-the-counter ("OTC") financial instruments, including derivative contracts related to financial instruments and commodities, are presented in the accompanying Consolidated Statement of Financial Condition on a net-by-counterparty basis consistent with Financial Accounting Standards Board ("FASB") Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts."

     Equity securities purchased in connection with merchant banking and other principal investment activities are initially carried in the Consolidated Financial Statements at their original costs. The carrying value of such equity securities is adjusted when changes in the underlying fair values are readily ascertainable, generally as evidenced by listed market prices or transactions which directly affect the value of such equity securities. Downward adjustments relating to such equity securities are made in the event that the Company determines that the eventual realizable value is less than the carrying value. The carrying value of investments made in connection with principal real estate activities which do not involve equity securities are adjusted periodically based on independent appraisals, estimates prepared by the Company of discounted future cash flows of the underlying real estate assets or other indicators of fair value.

     Loans made in connection with merchant banking and investment banking activities are carried at cost plus accrued interest less reserves, if deemed necessary, for estimated losses.

FINANCIAL INSTRUMENTS USED FOR ASSET AND LIABILITY MANAGEMENT
-------------------------------------------------------------

The Company uses interest rate and currency swaps to manage the interest rate and currency exposure arising from certain borrowings. Swaps used to hedge debt are designated as hedges and are matched to the debt by notional amount and maturity. The periodic receipts or payments from each swap are recognized ratably over the term of the swap as an adjustment to interest expense. Gains and losses resulting from the termination of hedge contracts prior to their stated maturity are recognized ratably over the remaining life of the instrument being hedged. The Company also uses foreign exchange forward contracts to manage the currency exposure relating to its net monetary investment in non-U.S. dollar functional currency operations. The gain or loss from revaluing these contracts is deferred and reported within cumulative translation adjustments in stockholders' equity, net of tax effects, with the related unrealized amounts due from or to counterparties included in receivables from or payables to brokers, dealers and clearing organizations.

COLLATERALIZED SECURITIES TRANSACTIONS
--------------------------------------

Securities purchased under agreements to resell (reverse repurchase agreements) and securities sold under agreements to repurchase (repurchase agreements), principally government and agency securities, are treated as financing transactions and are carried at the amounts at which the securities will subsequently be resold or reacquired as specified in the respective agreements; such amounts include accrued interest. Reverse repurchase and repurchase agreements are presented net-by-counterparty in the accompanying Consolidated Statement of Financial Condition where net presentation is consistent with FASB Interpretation No. 41, "Offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements." It is the Company's policy to take possession of securities purchased under agreements to resell. The Company monitors the fair value of the underlying securities as compared with the related receivable or payable, including accrued interest, and, as necessary, requests additional collateral. Where deemed appropriate, the Company's agreements with third parties specify its rights to request additional collateral.

     Securities borrowed and securities loaned are carried at the amounts of cash collateral advanced and received in connection with the transactions. The Company measures the fair value of the securities borrowed and loaned against the cash collateral on a daily basis. Additional cash is obtained as necessary to ensure such transactions are adequately collateralized.

TRANSLATION OF FOREIGN CURRENCIES
---------------------------------

Assets and liabilities of operations having non-U.S. dollar functional currencies are translated at year-end rates of exchange, and the income statements are translated at weighted average rates of exchange for the year. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," gains or losses resulting from translating foreign currency financial statements, net of hedge gains or losses and related tax effects, are reflected in cumulative translation adjustments, a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in net income.

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS
----------------------------------------------

Depreciation of property and equipment is provided on a straight-line basis over the estimated useful lives of the related assets. Amortization of leasehold improvements is provided on a straight-line basis over the lesser of the estimated useful life of the asset or, where applicable, the remaining life of the lease.

COMMON SHARE DATA
-----------------

Earnings per share is based on the weighted average number of common shares and share equivalents outstanding and gives effect to preferred stock dividend requirements. Common share and stock option share data for fiscal 1995 and fiscal 1994 have been retroactively adjusted throughout the Consolidated Financial Statements to reflect a two-for-one common stock split, effected in the form of a 100% stock dividend, declared on January 4, 1996 and payable on January 26, 1996 to holders of record on January 16, 1996.

     On April 3, 1996, the Company's stockholders approved an increase in the number of authorized shares of common stock from 300,000,000 to 600,000,000.

STOCK-BASED COMPENSATION
------------------------

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to continue to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

CONSOLIDATED STATEMENT OF CASH FLOWS
------------------------------------

The Company considers all highly liquid debt instruments purchased and not held for resale, with an original maturity of three months or less, to be interest-bearing equivalents for purposes of this statement.

     In connection with the purchase of Miller Anderson & Sherrerd, LLP ("MAS"), the Company issued approximately $66 million of notes payable, as well as 2,012,264 shares of common stock having a fair value on the date of acquisition, January 3, 1996, of approximately $83 million. In addition, in connection with the purchase of VK/AC Holding, Inc., the parent of Van Kampen American Capital, Inc. ("VKAC"), the Company assumed approximately $162 million of long-term debt (see Note 12).

INCOME TAXES
------------

Income taxes are provided in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the calculation of deferred taxes using the asset and liability method. Under this method, deferred tax balances must be adjusted to reflect enacted changes in income tax rates, and deferred taxes generally must be provided on all book and tax basis differences.

GOODWILL AND OTHER INTANGIBLE ASSETS
------------------------------------

Goodwill and other intangible assets are amortized on a straight-line basis over periods from five to 25 years and are periodically evaluated for impairment. Goodwill of approximately $1.3 billion is included in the Company's Consolidated Statement of Financial Condition as a component of Other Assets (see Note 12).

2    SHORT-TERM BORROWINGS

Short-term funding generally is obtained at rates related to U.S., Euro or Asian money rates for the currency and term borrowed and includes loans payable on demand. Secured borrowings included in these loans, which may fluctuate significantly from time to time, were $11 million and $29 million at November 30, 1996 and November 30, 1995, respectively. Short-term borrowings at November 30, 1996 and November 30, 1995 also included commercial paper of $14,153 million and $8,412 million, respectively, with approximate weighted average interest rates of 5.3% and 5.9%, respectively.

     The Company maintains a senior revolving credit agreement with a group of banks. Under the terms of the credit agreement, the banks are committed to provide up to $2.5 billion for up to 364 days. Any loans outstanding on the commitment termination date will mature on the first anniversary of the commitment termination date. The agreement contains restrictive covenants which require, among other things, that the Company maintain stockholders' equity of at least $4,115 million as of November 30, 1996. At November 30, 1996, $365 million was outstanding under this credit agreement.

     The Company maintains a master collateral facility that enables MS&Co. to pledge certain collateral to secure loan arrangements, letters of credit and other financial accommodations. As part of this facility, MS&Co. maintains a secured committed credit agreement with a group of banks that are parties to the master collateral facility under which such banks are committed to provide up to $1.25 billion for up to 364 days. Any loans outstanding on the commitment termination date will mature on the first anniversary of the commitment termination date. The credit agreement contains restrictive covenants which require, among other things, that MS&Co. maintain specified levels of consolidated stockholders' equity and Net Capital, as defined. In January 1997, this facility was renewed, and the amount of the commitment was increased to $1.5 billion. At November 30, 1996, no borrowings were outstanding under this secured facility.

     The Company maintains a revolving committed financing facility that enables MSIL to secure committed funding from a syndicate of banks by providing a broad range of collateral under repurchase agreements. Such banks are committed to provide up to an aggregate of $1.25 billion available in 12 major currencies for up to 364 days. Any amounts outstanding on the commitment termination date, at MSIL's option, may be extended to mature on or before the first anniversary of the commitment termination date. The facility agreements contain restrictive covenants which require, among other things, that MSIL maintain specified levels of Shareholders' Equity and Financial Resources, each as defined. In December 1996, this facility was renewed, and the amount of the commitment was increased to $1.55 billion. At November 30, 1996, no borrowings were outstanding under this secured facility.

     The Company anticipates that it will continue to utilize these facilities for short-term funding from time to time.

3    LONG-TERM BORROWINGS

MATURITIES AND TERMS
--------------------

Long-term borrowings at fiscal year-end consist of the following:


                           --------------------------------------------------------------------------------------------------
                                            U.S. DOLLAR                    NON-U.S. DOLLAR(1)
                              ----------------------------------------  -------------------------
                                                               INDEX/                                   NOV. 30,      NOV. 30,
                                    FIXED      FLOATING        EQUITY        FIXED      FLOATING          1996          1995
(DOLLARS IN MILLIONS)                RATE          RATE        LINKED         RATE          RATE         TOTAL         TOTAL
                              ------------  ------------  ------------  -----------  ------------  ------------  ------------
Due in fiscal 1996             $        -    $        -    $        -    $       -    $        -    $        -        $1,329
Due in fiscal 1997                    628         1,400           497           96           363         2,984         2,704
Due in fiscal 1998                    374         2,228           566          462           280         3,910         1,424
Due in fiscal 1999                    753           764           319          206           357         2,399           788
Due in fiscal 2000                     75            10            22           28            44           179            70
Due in fiscal 2001                  1,235           285            68           47            18         1,653           664
Thereafter                          2,715             -           116          516            26         3,373         2,656
                              ------------  ------------  ------------  -----------  ------------  ------------  ------------
Total                              $5,780        $4,687        $1,588       $1,355        $1,088       $14,498        $9,635
                              ============  ============  ============  ===========  ============  ============  ============
Weighted average
 coupon at fiscal year-end            7.6%          5.7%          n/a          5.3%          3.4%          6.3%          6.8%
                              ----------------------------------------  -------------------------  ------------  ------------

(1) Weighted average coupon was calculated utilizing non-U.S. dollar interest rates.

MEDIUM-TERM NOTES
-----------------

Included in the table above are medium-term notes of $8,271 million and $2,882 million at November 30, 1996 and November 30, 1995, respectively. The effective weighted average interest rate on all medium-term notes was 5.8% in fiscal 1996 and 6.2% in fiscal 1995. Maturities of these notes range from fiscal 1997 through fiscal 2023.

STRUCTURED DEBT
---------------

U.S. dollar index/equity linked debt includes various structured instruments whose payments and redemption values are linked to the performance of a specific index (i.e., Standard & Poor's 500), a basket of stocks or a specific equity security. To minimize the exposure resulting from movements in the underlying equity position or index, the Company has entered into various equity swap contracts and purchased options which effectively convert the borrowing costs into floating rates based upon London Interbank Offered Rates ("LIBOR"). These instruments are included in the preceding table at their redemption values based on the performance of the underlying indices, baskets of stocks, or specific equity securities at November 30, 1996 and November 30, 1995.

OTHER DEBT
----------

U.S. dollar contractual floating rate debt bears interest based on a variety of money market indices, including LIBOR and Federal Funds rates. Non-U.S. dollar contractual floating rate debt bears interest based on Euro floating rates.

     Included in the Company's long-term debt are subordinated notes of $1,325 million and $1,298 million at November 30, 1996 and November 30, 1995, respectively. The effective weighted average interest rate on these subordinated notes was 7.0% in fiscal 1996 and fiscal 1995. Maturities of the subordinated notes range from fiscal 1999 to fiscal 2016.

     Certain of the Company's long-term debt is redeemable prior to maturity at the option of the holder. These notes contain certain provisions which effectively enable noteholders to put the notes back to the Company and therefore are scheduled in the foregoing table to mature in fiscal 1997 through fiscal 1999. The stated maturities of these notes, which aggregate $1,480 million, are from 1998 to 2004.

     In fiscal 1995, MS&Co., the Company's U.S. broker-dealer subsidiary, issued approximately $263 million of 6.81% fixed rate subordinated Series C notes, $96 million of 7.03% fixed rate subordinated Series D notes, $82 million of 7.28% fixed rate subordinated Series E notes and $25 million of 7.82% fixed rate subordinated Series F notes. These notes have maturities from 2001 to 2016. The terms of such notes contain restrictive covenants which require, among other things, that MS&Co. maintain specified levels of Consolidated Tangible Net Worth and Net Capital, each as defined. In fiscal 1996, MS&Co. issued an additional $50 million of Series C notes.

ASSET AND LIABILITY MANAGEMENT
------------------------------

A substantial portion of the Company's fixed rate long-term debt is used to fund highly liquid marketable securities and short-term receivables arising from securities transactions. The Company uses interest rate swaps to more closely match the duration of this debt to the duration of the assets being funded and to minimize interest rate risk. These swaps effectively convert certain of the Company's fixed rate debt into floating rate obligations. In addition, for non-U.S. dollar currency debt that is not used to fund assets in the same currency, the Company has entered into currency swaps which effectively convert the debt into U.S. dollar obligations. The Company's use of swaps for asset and liability management reduced its interest expense and effective average borrowing rate as follows:



           ----------------------------------------------------------------------------------------------
                                                                         FISCAL      FISCAL      FISCAL
           (DOLLARS IN MILLIONS)                                           1996        1995        1994
                                                                      ----------  ----------  ----------
           Net reduction in interest expense from swaps
               for the fiscal year                                          $24         $26         $93
           Weighted average coupon of long-term
               debt at fiscal year-end (1)                                  6.3%        6.8%        6.7%
           Effective average borrowing rate for
               long-term debt after swaps at fiscal year-end (1)            6.1%        6.5%        6.0%
                                                                      ----------  ----------  ----------

(1) Included in the weighted average and effective average calculations are non-U.S. dollar interest rates.


The effective weighted average interest rate on the Company's index/equity linked notes, which is not included in the table above, was 5.6% and 6.0% in fiscal 1996 and fiscal 1995, respectively, after giving effect to the related hedges.

     The table below summarizes the notional or contract amounts of these swaps by maturity and weighted average interest rates to be received and paid as of November 30, 1996. Swaps utilized to hedge the Company's structured debt are presented at their redemption values:


           ---------------------------------------------------------------------------------------------------
                                           U.S. DOLLAR             NON-U.S. DOLLAR (1)

                                  -------------------------------  --------------------
                                   RECEIVE    RECEIVE               RECEIVE    RECEIVE
                                     FIXED   FLOATING     INDEX/      FIXED   FLOATING    NOV. 30,   NOV. 30,
                                       PAY        PAY     EQUITY        PAY        PAY        1996       1995
           (DOLLARS IN MILLIONS)  FLOATING   FLOATING     LINKED   FLOATING   FLOATING (2)   TOTAL      TOTAL
                                  ---------  ---------  ---------  ---------  ---------- ---------  ---------
           Maturing in fiscal 1996 $     -    $     -    $     -     $    -     $    -    $     -    $   681
           Maturing in fiscal 1997     628        200        497         96        357      1,778      1,238
           Maturing in fiscal 1998     343        175        566        462        221      1,767        860
           Maturing in fiscal 1999     456        200        319        206         82      1,263        588
           Maturing in fiscal 2000      75          -         22         28         44        169         70
           Maturing in fiscal 2001     800          5         68         47          -        920          -
           Thereafter                  885          -        116        516          -      1,517      1,388
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
           Total                    $3,187       $580     $1,588     $1,355       $704     $7,414     $4,825
                                  =========  =========  =========  =========  =========  =========  =========
           Weighted average at
               fiscal year-end(3)

           Receive rate             7.2%       5.8%       n/a        5.1%       3.3%
           Pay rate                 5.6%       6.0%       n/a        4.9%       5.9%
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------


(1) The differences between the receive rate and the pay rate may reflect differences in the rate of interest associated with the underlying currency.

(2) These amounts include currency swaps used to effectively convert debt denominated in one currency into obligations denominated in another currency.

(3) The table was prepared under the assumption that interest rates remain constant at year-end levels. The variable interest rates to be received or paid will change to the extent that rates fluctuate. Such changes may be substantial. Variable rates presented generally are based on LIBOR or Treasury bill rates.



As noted above, the Company uses interest rate and currency swaps to modify the terms of its existing debt. Activity during the periods in the notional value of the swap contracts used by the Company for asset and liability management (and the unrecognized gain at period end) is summarized in the table below:


           -------------------------------------------------------------------------------------------------------
                                                                                              FISCAL      FISCAL
           (DOLLARS IN MILLIONS)                                                                1996        1995
                                                                                           ----------  ----------
           Notional value at beginning of period                                              $4,825      $3,748
           Additions                                                                           3,453       1,691
           Matured                                                                              (643)       (512)
           Terminated                                                                           (157)       (108)
           Effect of foreign currency translation on non-U.S. dollar notional values and
               changes in redemption values on structured debt                                   (64)          6
                                                                                           ----------  ----------
           Notional value at fiscal year-end                                                  $7,414      $4,825
                                                                                           ==========  ==========
           Unrecognized gain at fiscal year-end                                              $   150     $   225
                                                                                           ==========  ==========

The Company also uses interest rate swaps to modify certain of its repurchase financing agreements. The Company had interest rate swaps with notional values of approximately $1.1 billion and $2.1 billion as of November 30, 1996 and November 30, 1995, respectively, and unrecognized gains of approximately $14 million and $45 million as of November 30, 1996 and November 30, 1995, respectively, for such purpose. The unrecognized gains on these swaps were offset by unrecognized losses on certain of the Company's repurchase financing agreements.

     The estimated fair value of the Company's long-term debt, based on rates available to the Company at November 30, 1996 and November 30, 1995 for debt with similar terms and maturities, and the aggregate carrying value of this debt are presented in the following table:


           ------------------------------------------------------------------------------------------------
                                                                                         NOV. 30,    NOV. 30,
           (DOLLARS IN MILLIONS)                                                          1996        1995
                                                                                    ----------- -----------
           Fair value of long-term debt                                                $14,751      $9,954
           Unrecognized loss                                                              (253)       (319)
                                                                                    ----------- -----------
           Carrying value of long-term debt                                            $14,498      $9,635
                                                                                    =========== ===========

4    COMMITMENTS AND CONTINGENCIES

LEASES AND RELATED COMMITMENTS
------------------------------

The Company incurred rent expense under operating leases in the amounts of $101 million, $118 million and $104 million in fiscal 1996, fiscal 1995 and fiscal 1994, respectively. Minimum remaining rental payments, excluding amounts related to the Company's termination of certain leased office space as described below, are approximately as follows:


           ---------------------------------------------------------------------------------
           FISCAL YEAR                                                 (DOLLARS IN MILLIONS)
                                                                       ---------------------
           1997                                                                       $ 126
           1998                                                                         111
           1999                                                                          87
           2000                                                                          79
           2001                                                                          69
           Thereafter                                                                   364
                                                                       ---------------------

Rentals are subject to periodic escalation charges.

     During 1995, the Company relocated the majority of its New York City employees from existing leased space at 1221 and 1251 Avenue of the Americas to space in the Company's buildings at 1585 Broadway and 750 Seventh Avenue that were purchased in fiscal 1993 and fiscal 1994, respectively. The total investment in these two buildings totaled approximately $700 million, which is being depreciated over the useful lives of the various assets comprising the investment.

     During fiscal 1995, the Company recognized a pretax charge of $59 million ($39 million after tax, which reduced primary and fully diluted earnings per share by $.25 and $.24, respectively). The charge was in connection with the moves discussed above and a move to new leased office space in Tokyo. The charge specifically covered the Company's termination of certain leased office space and the write-off of remaining leasehold improvements in both cities.

OTHER COMMITMENTS AND CONTINGENCIES
-----------------------------------

The Company had approximately $3.3 billion of letters of credit outstanding at November 30, 1996 to satisfy various collateral requirements.

     Financial instruments sold, not yet purchased represent obligations of the Company to deliver specified financial instruments at contracted prices, thereby creating commitments to purchase the financial instruments in the market at prevailing prices. Consequently, the Company's ultimate obligation to satisfy the sale of financial instruments sold, not yet purchased may exceed the amounts recognized in the Consolidated Statement of Financial Condition.

     The Company also has commitments to fund certain fixed assets and other less liquid investments, including at November 30, 1996 approximately $208 million in connection with its merchant banking and other principal investment activities. Additionally, the Company has provided and will continue to provide financing, including margin lending and other extensions of credit to clients (including subordinated loans on an interim basis to leveraged companies associated with its investment banking and its merchant banking and other principal investment activities), that may subject the Company to increased credit and liquidity risks.

     The Company and its subsidiaries have been named as defendants in certain legal actions and have been involved in certain investigations and proceedings in the ordinary course of business. It is the opinion of management, based on current knowledge and after consultation with counsel, that the outcome of such matters will not have a material adverse effect on the Company's Consolidated Financial Statements contained herein.

5    TRADING ACTIVITIES


TRADING REVENUES
----------------

The Company manages its trading businesses by product groupings and therefore has established distinct, worldwide trading divisions having responsibility for equity, fixed income, foreign exchange and commodities products. Because of the integrated nature of the markets for such products, each product area trades cash instruments as well as related derivative products (i.e., options, swaps, futures, forwards and other contracts with respect to such underlying instruments or commodities). Revenues related to trading are summarized below by trading division. The "Total" column includes all trading revenues plus the portion of those commission and interest revenues and expenses which result from trading activities. Commissions and Net Interest (interest revenues less interest expense) as reported in the Company's Consolidated Statement of Income also include results from the Company's securities services business and other business activities:



           ---------------------------------------------------------------------------------------------
           (DOLLARS IN MILLIONS)                TRADING      COMMISSIONS    NET INTEREST      TOTAL
                                             -------------- --------------  -------------  -------------
           FISCAL 1996
           Equities                               $    978           $536          $(166)        $1,348
           Fixed Income                                926             66            252          1,244
           Foreign Exchange                            169              1              -            170
           Commodities                                 137              -            (17)           120
                                             -------------- --------------  -------------  -------------
           Trading-related revenues                  2,210            603             69          2,882
           Securities services and other                 -             10            264            274
                                             -------------- --------------  -------------  -------------
                                                    $2,210           $613         $  333         $3,156
                                             ============== ==============  =============  =============
           FISCAL 1995

           Equities                               $    519       $    430        $    54         $1,003
           Fixed Income                                440             58            416            914
           Foreign Exchange                            177              -              4            181
           Commodities                                  70              -            (13)            57
                                             -------------- --------------  -------------  -------------
           Trading-related revenues                  1,206            488            461          2,155
           Securities services and other                 -             22             75             97
                                             -------------- --------------  -------------  -------------
                                                   $ 1,206       $    510       $    536         $2,252
                                             ============== ==============  =============  =============
           FISCAL 1994

           Equities                               $    431       $    272       $    (19)      $    684
           Fixed Income                                508             65            391            964
           Foreign Exchange                            151              1              1            153
           Commodities                                 102              1              4            107
                                             -------------- --------------  -------------  -------------
           Trading-related revenues                  1,192            339            377          1,908
           Securities services and other                 -            110            182            292
                                             -------------- --------------  -------------  -------------
                                                $    1,192       $    449       $    559     $    2,200
                                             ============== ==============  =============  =============


The Company's trading activities are both client-driven and proprietary. The Company enters into specific contracts and carries inventories to meet the needs of its clients. Its trading portfolios also are managed with a view toward the risk and profitability of the portfolios to the Company. The nature of the equities, fixed income, foreign exchange and commodities activities conducted by the Company, including the use of derivative products in these businesses, and the market, credit and concentration risk management policies and procedures covering these activities are discussed below.

EQUITIES
--------

The Company makes markets and trades in the global secondary markets for equities and convertible debt and is a dealer in equity warrants, exchange traded and OTC equity options, index futures, equity swaps and other sophisticated equity derivatives. The Company's activities as a dealer primarily are client-driven, with the objective of meeting clients' needs while earning a spread between the premiums paid or received on its contracts with clients and the cost of hedging such transactions in the cash or forward market or with other derivative transactions. The Company limits its market risk related to these contracts, which stems primarily from underlying equity/index price and volatility movements, by employing a variety of hedging strategies, such as delta hedging (delta is a measure of a derivative contract's price movement based on the movement of the price of the security or index underlying the contract). The Company also takes proprietary positions in the global equity markets by using derivatives, most commonly futures and options, in addition to cash positions, intending to profit from market price and volatility movements in the underlying equities or indices positioned.

     Equity option contracts give the purchaser of the contract the right to buy
(call) or sell (put) the equity security or index underlying the contract at an agreed-upon price (strike price) during or at the conclusion of a specified period of time. The seller (writer) of the contract is subject to market risk, and the purchaser is subject to market risk (to the extent of the premium paid) and credit risk. Equity swap contracts are contractual agreements whereby one counterparty receives the appreciation (or pays the depreciation) on an equity investment in return for paying another rate, often based upon equity index movements or interest rates. The counterparties to the Company's equity transactions include commercial banks, investment banks, broker-dealers, investment funds and industrial companies.

FIXED INCOME
------------

The Company is a market-maker for U.S. and non-U.S. government securities, corporate bonds, money market instruments, medium-term notes and Eurobonds, high-yield securities, emerging market securities, mortgage- and other asset-backed securities, preferred stock and tax-exempt securities. In addition, the Company is a dealer in interest rate and currency swaps and other related derivative products, OTC options on U.S. and foreign government bonds and mortgage-backed forward agreements ("TBA"), options and swaps. In this capacity, the Company facilitates asset and liability management for its customers in interest rate and currency swaps and related products and OTC government bond options.

     Swaps used in fixed income trading are, for the most part, contractual agreements to exchange interest payment streams (i.e., an interest rate swap may involve exchanging fixed for floating interest payments) or currencies (i.e., a currency swap may involve exchanging yen for U.S. dollars in one year at an agreed-upon exchange rate). The Company profits by earning a spread between the premium paid or received for these contracts and the cost of hedging such contracts. The Company seeks to manage the market risk of its swap portfolio, which stems from interest rate and currency movements and volatility, by using modeling that quantifies the sensitivity of its portfolio to movements in interest rates and currencies and by adding positions to or selling positions from its portfolio as needed to minimize such sensitivity. Typically, the Company adjusts its positions by entering into additional swaps or interest rate and foreign currency futures, foreign currency forwards and underlying government bonds. The Company manages the risk related to its option portfolio by using a variety of hedging strategies such as delta hedging, which includes the use of futures and forward contracts to hedge market risk. The Company also is involved in using debt securities to structure products with multiple risk/return factors designed to suit investor objectives.

     The Company is an underwriter of and a market-maker in mortgage-backed securities and collateralized mortgage obligations ("CMO") as well as commercial, residential and real estate loan products. The Company also structures mortgage-backed swaps for its clients, enabling them to derive the cash flows from an underlying mortgage-backed security without purchasing the cash position. It earns the spread between the premium inherent in the swap and the cost of hedging the swap contract through the use of cash positions or TBA contracts. The Company also uses TBAs in its role as a dealer in mortgage-backed securities and facilitates customer trades by taking positions in the TBA market. Typically, these positions are hedged by offsetting TBA contracts or underlying cash positions. The Company profits by earning the bid-offer spread on such transactions. Further, the Company uses TBAs to ensure delivery of underlying mortgage-backed securities in its CMO issuance business. As is the case with all mortgage-backed products, market risk associated with these instruments results from interest rate fluctuations and changes in mortgage prepayment speeds. The counterparties to the Company's fixed income transactions include investment advisors, commercial banks, insurance companies, investment funds and industrial companies.

FOREIGN EXCHANGE
----------------

The Company is a market-maker in a number of foreign currencies. In this business, it actively trades currencies in the spot and forward markets earning a dealer spread. The Company seeks to manage its market risk by entering into offsetting positions. The Company conducts an arbitrage business in which it seeks to profit from inefficiencies between the futures, spot and forward markets. The Company also makes a market in foreign currency options. This business largely is client-driven and involves the purchasing and writing of European and American style options and certain sophisticated products to meet specific client needs. The Company profits in this business by earning spreads between the options' premiums and the cost of the hedging of such positions. The Company limits its market risk by using a variety of hedging strategies, including the buying and selling of the currencies underlying the options based upon the options' delta equivalent. Foreign exchange option contracts give the purchaser of the contract the right to buy (call) or sell (put) the currency underlying the contract at an agreed-upon strike price at or over a specified period of time. Forward contracts and futures represent commitments to purchase or sell the underlying currencies at a specified future date at a specified price. The Company also takes proprietary positions in major currencies to profit from market price and volatility movements in the currencies positioned.

     The majority of the Company's foreign exchange business relates to major foreign currencies such as deutsche marks, yen, pound sterling, French francs, Swiss francs, lire and Canadian dollars. The balance of the business covers a broad range of other currencies. The counterparties to the Company's foreign exchange transactions include commercial banks, investment banks, broker-dealers, investment funds and industrial companies.

COMMODITIES
-----------

The Company, as a major participant in the world commodities markets, trades in physical precious, base and platinum group metals, electricity, energy products (principally oil, refined oil products and natural gas) as well as a variety of derivatives related to these commodities such as futures, forwards and exchange traded and OTC options and swaps. Through these activities, the Company provides clients with a ready market to satisfy end users' current raw material needs and facilitates their ability to hedge price fluctuations related to future inventory needs. The former activity at times requires the positioning of physical commodities. Derivatives on those commodities, such as futures, forwards and options, often are used to hedge price movements in the underlying physical inventory. The Company profits as a market-maker in physical commodities by capturing the bid and offer spread inherent in the physical markets.

     To facilitate hedging for its clients, the Company often is required to take positions in the commodity markets in the form of forward, option and swap contracts involving oil, natural gas and electricity. The Company generally hedges these positions by using a variety of hedging techniques such as delta hedging, whereby the Company takes positions in the physical markets and/or positions in other commodity derivatives such as futures and forwards to offset the market risk in the underlying derivative. The Company profits from this business by earning a spread between the premiums paid or received for these derivatives and the cost of hedging such derivatives.

     The Company also maintains proprietary trading positions in commodity derivatives, including futures, forwards and options in addition to physical commodities, to profit from price and volatility movements in the underlying commodities markets.

     Forward, option and swap contracts on commodities are structured similarly to like-kind derivative contracts for cash financial instruments. The counterparties to OTC commodity contracts include precious metals producers, refiners and consumers as well as shippers, central banks, and oil, gas and electricity producers.

RISK MANAGEMENT
---------------

Risk management at the Company is an integrated process with independent oversight which requires constant communication, judgment and knowledge of specialized products and markets. The Company's senior management takes an active role in the risk management process and has developed policies and procedures that require specific administrative and business functions to assist in the identification, assessment and control of various risks. In recognition of the increasingly varied and complex nature of the financial services business, the Company's risk management policies and procedures are evolutionary in nature and are subject to ongoing review, modification and revision. Many of the Company's risk management and control practices are subject to periodic review by the Company's internal auditors and independent accountants, as well as interactions with various regulatory authorities. The Company continues to be committed to employing qualified personnel with appropriate expertise in each of its various administrative and business areas to implement effectively the Company's risk management and monitoring systems and processes.

     The Company has developed a multi-tiered approach for monitoring and managing its risks. The Finance and Risk Committee, authorized by the Company's Board of Directors, is chaired by the Company's Chief Financial officer and is composed of senior officers with familiarity and expertise in dealing with risk management principles. It establishes the overall risk management policies of the Company, reviews the Company's performance relative to these policies, allocates capital among business activities of the Company, monitors the availability of sources of financing, reviews the foreign exchange risk of the Company, and oversees the liquidity and interest rate sensitivity of the Company's asset and liability position. The Firm Risk Manager heads the Firm Risk Management Group (described below) and assists senior management and the Finance and Risk Committee in establishing, monitoring and controlling the Company's overall risk profile. With respect to the Company's major trading divisions (fixed income, equity, commodities and foreign exchange), division risk managers monitor and manage positions and set the overall division risk profile on a worldwide basis within established market risk limits, review major trading positions and strategies, and report major market and position events to the Firm Risk Manager. Desk risk managers perform similar functions with respect to a product area or particular product at the business unit and trading desk level.

     The Firm Risk Management Group has operational responsibility for identifying, monitoring and reporting to senior management on the Company's exposure to risk. The Firm Risk Management Group includes three departments that are all independent of the Company's business areas: the Market Risk Department monitors the Company's market risk profile on a worldwide basis, which includes all divisional, geographic and product-line market risks; the Credit Department manages and monitors counterparty exposure limits on a worldwide basis; the Internal Audit Department, which also reports to the Audit Committee of the Board of Directors, assesses the Company's operations and control environment through periodic examinations of business and operational areas.

     During fiscal 1996, the Company established a Risk Management Advisory Board which advises the Firm Risk Management Group on risk measurement methodologies, models and systems and establishes review procedures for models used by the Company for valuation and risk measurement. Other departments within the Company that are independent of the Company's business areas and also are actively involved in monitoring the Company's risk profile include: Controllers, Corporate Treasury, Information Technology, Legal and Compliance, Tax and Operations.

     In addition, the Company has certain commitment committees that are involved in managing and monitoring the risks associated with the Company's diverse businesses. These committees are composed of a cross section of the Company's senior officers from various disciplines. The High-Yield Commitment Committee and Equity Commitment Committee determine whether the Company should participate in a transaction involving the underwriting or placement of high-yield or equity securities, respectively, where the Company's capital and reputation may be at risk, and evaluate the potential revenues and risks involved with respect to a particular transaction.

MARKET RISK
-----------

Market risk refers to the risk that a change in the level of one or more market prices, rates, indices, volatilities, correlations or other market factors, such as liquidity, will result in losses for a specified position or portfolio.

     The Company manages the market risk associated with its trading activities Company-wide, on a divisional level worldwide and on an individual product basis. Specific market risk guidelines and limits have been approved for the Company and each trading division of the Company worldwide by the Finance and Risk Committee. Discrete market risk limits are assigned to business units and trading desks within trading areas which are compatible with the trading division limits. Division risk managers, desk risk managers and the Market Risk Department all monitor market risk measures against limits.

     The Market Risk Department independently reviews the Company's trading portfolios on a regular basis from a market risk perspective which includes value at risk and other quantitative and qualitative risk measurements and analyses. The Company may use measures, such as rate sensitivity, convexity, volatility and time decay measurements, to estimate market risk and to assess the sensitivity of positions to changes in market conditions. Stress testing, which measures the impact on the value of existing portfolios of specified changes in market factors, for certain products is performed periodically and is reviewed by division risk managers, desk risk managers and the Market Risk Department.

CREDIT RISK
-----------

The Company's exposure to credit risk arises from the possibility that a counterparty to a transaction might fail to perform under its contractual commitment, resulting in the Company incurring losses. The Finance and Risk Committee has approved Company-wide credit guidelines which limit the Company's credit exposure to any one counterparty. Specific credit risk limits based on the credit guidelines also have been approved by the Finance and Risk Committee for each type of counterparty (by rating category) as well as secondary positions of high-yield and emerging market debt.

     The Credit Department administers and monitors the credit limits among trading divisions on a worldwide basis. In addition to monitoring credit limits, the Company manages the credit exposure relating to its trading activities by reviewing counterparty financial soundness periodically, by entering into master netting agreements and collateral arrangements with counterparties in appropriate circumstances and by limiting the duration of exposure. In certain cases, the Company also may close out transactions or assign them to other counterparties to mitigate credit risk.

CONCENTRATION RISK
------------------

The Company is subject to concentration risk by holding large positions in certain types of securities or commitments to purchase securities of a single issuer, including sovereign governments and other entities, issuers located in a particular country or geographic area, public and private issuers involving developing countries or issuers engaged in a particular industry. Financial instruments owned by the Company include U.S. government and agency securities and securities issued by other sovereign governments (principally Japan, Germany and Italy), which, in the aggregate, represented approximately 16% of the Company's total assets at November 30, 1996. In addition, substantially all of the collateral held by the Company for resale agreements or bonds borrowed, which together represented approximately 36% of the Company's total assets at November 30, 1996, consists of securities issued by the U.S. government, federal agencies or other sovereign government obligations. Positions taken and commitments made by the Company, including positions taken and underwriting and financing commitments made in connection with its merchant banking and principal investment activities, often involve substantial amounts and significant exposure to individual issuers and businesses, including non-investment grade issuers. The Company seeks to limit concentration risk through the use of the systems and procedures described in the preceding discussions of market and credit risk.

CUSTOMER ACTIVITIES
-------------------

The Company's customer activities involve the execution, settlement, custody and financing of various securities and commodities transactions on behalf of customers. Customer securities activities are transacted on either a cash or margin basis. Customer commodities activities, which include the execution of customer transactions in commodity futures transactions (including options on futures), are transacted on a margin basis.

     The Company's customer activities may expose it to off-balance sheet credit risk. The Company may have to purchase or sell financial instruments at prevailing market prices in the event of the failure of a customer to settle a trade on its original terms or in the event cash and securities in customer margin accounts are not sufficient to fully cover customer losses. The Company seeks to control the risks associated with customer activities by requiring customers to maintain margin collateral in compliance with various regulations and Company policies.

NOTIONAL/CONTRACT AMOUNTS AND FAIR VALUES OF DERIVATIVES
--------------------------------------------------------

     The gross notional or contract amounts of derivative instruments and fair value (carrying amount) of the related assets and liabilities at November 30, 1996 and November 30, 1995, as well as the average fair value of those assets and liabilities for the year ended November 30, 1996 and the year ended November 30, 1995, are presented in the table which follows. Fair value represents the cost of replacing these instruments and is further described in Note 1. Future changes in interest rates, foreign currency exchange rates or the fair values of the financial instruments, commodities or indices underlying these contracts may ultimately result in cash settlements exceeding fair value amounts recognized in the Consolidated Statement of Financial Condition. Assets represent unrealized gains on purchased exchange traded and OTC options and other contracts (including interest rate, foreign exchange and other forward contracts and swaps) in gain positions net of any unrealized losses owed to these counterparties on offsetting positions in situations where netting is consistent with FASB Interpretation No. 39. Similarly, liabilities represent net amounts owed to counterparties. These amounts will vary based on changes in the fair values of underlying financial instruments and/or the volatility of such underlying instruments:


           -----------------------------------------------------------------------------------------------------------------------
           FISCAL YEAR-
           END GROSS
           NOTIONAL/
           CONTRACT                                                    FISCAL YEAR-END                       AVERAGE
           AMOUNT (1)(2)                                                FAIR VALUE (3)                  FAIR-VALUES (3)(4)
                                                               --------------------------------- ---------------------------------
                                                                   ASSETS         LIABILITIES         ASSETS        LIABILITIES
                                                               ---------------- ---------------- ---------------------------------
               1996  1995 (DOLLARS IN BILLIONS, AT FISCAL        1996    1995     1996    1995     1996     1995    1996    1995
                             YEAR-END)                         ------- -------- ------- -------  -------- ------- ------- --------
            $   622     $401 Interest rate and currency swaps
                                and options (including caps,
                                floors and swap options)          $ 4.9     $3.8   $ 5.0    $3.8      $4.2    $3.7    $3.8     $3.6
                362      260 Foreign exchange forward and
                                futures contracts and options       2.2      1.9     2.0     1.9       1.6     1.9     1.6      2.1
                 31       21 Mortgage-backed securities forward
                                contracts, swaps and options        0.2      0.1     0.1     0.1       0.2     0.1     0.1      0.1
                178      199 Other fixed income securities
                                contracts (including futures
                                contracts and options)              0.2      0.1     0.2     0.4       0.2     0.4     0.4      0.5
                 61       57 Equity securities contracts
                                 (including equity swaps, futures
                                contracts, and warrants and options)2.3      1.4     1.5     0.8       1.6     1.4     1.1      0.9
                 63       47 Commodity forwards, futures,
                                options and swaps                   1.4      0.7     1.2     0.5       1.3     1.1     0.7      1.0
                                                               ------- -------- ------- -------  -------- ------- ------- --------
           --------- --------
             $1,317     $985 Total                                $11.2     $8.0   $10.0    $7.5      $9.1    $8.6    $7.7     $8.2
           ========= ========                                  ======= ======== ======= =======  ======== ======= ======= ========

(1) The notional amounts of derivatives have been adjusted to reflect the effects of leverage, where applicable.

(2) Notional amounts include purchased and written options of $247 billion and $193 billion, respectively, at November 30, 1996, and $139 billion, respectively, at November 30, 1995.

(3) These amounts represent carrying value (exclusive of collateral) at November 30, 1996 and November 30, 1995, respectively, and do not include receivables or payables related to exchange traded futures contracts.

(4) Amounts are calculated using a monthly average.

     The gross notional or contract amounts of these instruments are indicative of the Company's degree of use of derivatives for trading purposes but do not represent the Company's exposure to market or credit risk. Credit risk arises from the failure of a counterparty to perform according to the terms of the contract. The Company's exposure to credit risk at any point in time is represented by fair value of the contracts reported as assets. These amounts are presented on a net-by-counterparty basis consistent with FASB Interpretation No. 39 but are not reported net of collateral, which the Company obtains with respect to certain of these transactions to reduce its exposure to credit losses. The Company monitors the creditworthiness of counterparties to these transactions on an ongoing basis and requests additional collateral when deemed necessary. The Company believes that the ultimate settlement of the transactions outstanding at November 30, 1996 will not have a material effect on the Company's financial condition.

     The remaining maturities of the Company's swaps and other derivative products at November 30, 1996 and November 30, 1995 are summarized in the following table, showing notional values by year of expected maturity:



           -----------------------------------------------------------------------------------------------------
                                                                                         GREATER
                                                       LESS THAN     1 TO 3      3 TO 5  THAN
           (DOLLARS IN BILLIONS)                          1 YEAR      YEARS       YEARS  5 YEARS        TOTAL
                                                       ---------- ----------  ---------- ----------  ----------
           NOVEMBER 30, 1996
           Interest rate and currency swaps and options
                (including caps, floors and swap options)   $132       $191        $119       $180     $   622
           Foreign exchange forward and futures contracts
                and options                                  338         20           4          -         362
           Mortgage-backed securities forward contracts,
               swaps and options                              20          1           2          8          31
           Other fixed income securities contracts
                (including futures contracts and options)    132         39           6          1         178
           Equity securities contracts (including equity
                swaps, futures contracts, and warrants and
                options)                                      50          9           2          -          61
           Commodity forwards, futures options and
               swaps                                          50         10           2          1          63
                                                       ---------- ----------  ---------- ----------  ----------
           Total                                            $722       $270        $135       $190      $1,317
                                                       ========== ==========  ========== ==========  ==========
           Percent of total                                   55%        21%         10%        14%        100%
                                                       ========== ==========  ========== ==========  ==========

           NOVEMBER 30, 1995
           Interest rate and currency swaps and options
               (including caps, floors and swap options)   $  97       $138       $  74      $  92     $   401
           Foreign exchange forward and futures contracts
               and options                                   253          4           3          -         260
           Mortgage-backed securities forward contracts,
               swaps and options                              16          -           2          3          21
           Other fixed income securities contracts
               (including futures contracts and options)     142         34          16          7         199
           Equity securities contracts (including equity
                swaps, futures contracts, and warrants and
               options)                                       54          3           -          -          57
           Commodity forwards, futures options and
               swaps                                          38          7           2          -          47
                                                       ---------- ----------  ---------- ----------  ----------
           Total                                            $600       $186       $  97       $102     $   985
                                                       ========== ==========  ========== ==========  ==========
           Percent of total                                   61%        19%         10%        10%        100%
                                                       ========== ==========  ========== ==========  ==========

The credit quality of the Company's trading-related derivatives at November 30, 1996 and November 30, 1995 is summarized in the table below, showing the fair value of the related assets by counterparty credit rating. The actual credit ratings are determined by external rating agencies or by equivalent ratings used by the Company's Credit Department:


           -------------------------------------------------------------------------------------------------------------------------
                                                                                                  COLLATER-
                                                                                                    ALIZED       OTHER
                                                                                                      NON-        NON-
                                                                                                 INVESTMENT  INVESTMENT
           (DOLLARS IN MILLIONS)                       AAA          AA           A         BBB       GRADE       GRADE       TOTAL
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
           NOVEMBER 30, 1996
           Interest rate and currency swaps and
               options (including caps, floors and
               swap options)                       $   739      $1,393      $1,977      $  674      $   25        $152    $  4,960
           Foreign exchange forward contracts and
               options                                 727         824         539          28           -          50       2,168
           Mortgage-backed securities forward
               contracts, swaps and options             66          65          64          19           -           5         219
           Other fixed income securities contracts
               (including options)                      53          52          41          22           6          31         205
           Equity securities contracts (including
               equity swaps, warrants and options)   1,074         274         408          60         426          43       2,285
           Commodity forwards, options
               and swaps                                95         318         318         280          72         300       1,383
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
           Total                                    $2,754      $2,926      $3,347      $1,083        $529        $581     $11,220
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========
           Percent of total                             24%         26%         30%         10%          5%          5%        100%
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========

           NOVEMBER 30, 1995
           Interest rate and currency swaps and
               options (including caps, floors and
               swap options)                       $   660      $1,269      $1,148      $  535      $   88    $   141     $  3,841
           Foreign exchange forward contracts and
               options                                 548         531         674          83           -          27       1,863
           Mortgage-backed securities forward
               contracts, swaps and options             23          31          36           7          12          14         123
           Other fixed income securities contracts
               (including options)                      25          33          33          42           -           4         137
           Equity securities contracts (including
               equity swaps, warrants and options)     612          98         232         143         178         159       1,422
           Commodity forwards, options
               and swaps                               103         129         152         126           -         147         657
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
           Total                                    $1,971      $2,091      $2,275      $  936        $278        $492    $  8,043
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========
           Percent of total                             25%         26%         28%         12%          3%          6%        100%
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========

The Company has also obtained assets posted as collateral by investment grade counterparties amounting to $948 million and $883 million at November 30, 1996 and November 30, 1995, respectively.

6    PREFERRED STOCK AND CAPITAL UNITS

Preferred stock is composed of the following issues:


-----------------------------------------------------------------------------------------------------------
                                                            SHARES OUTSTANDING AT           BALANCE AT
                                                       -------------------------- --------------------------
                                                           NOV. 30,      NOV. 30,     NOV. 30,      NOV. 30,
(DOLLARS IN MILLIONS)                                        1996          1995         1996          1995
                                                        ------------  ------------  -----------  ------------
ESOP Convertible Preferred Stock, liquidation
     preference $35.88                                      3,699,302     3,758,133     $    133          $135
9.36% Cumulative Preferred Stock, stated value $25                  -     5,500,000            -           138
Series A Fixed/Adjustable Rate Cumulative Preferred
     Stock, stated value $200                               1,725,000             -          345             -
7-3/4% Cumulative Preferred Stock, stated value $200        1,000,000             -          200             -
7-3/8% Cumulative Preferred Stock, stated value $200        1,000,000     1,000,000          200           200
8.88% Cumulative Preferred Stock, stated value  $200          975,000       975,000          195           195
8-3/4% Cumulative Preferred Stock, stated value $200          750,000       750,000          150           150
                                                                                     -----------  ------------
Total                                                                                     $1,223          $818
                                                                                     ===========  ============


Each issue of preferred stock ranks in parity with all other preferred stock.

     During fiscal 1996, the Company redeemed all 5,500,000 shares of its 9.36% Cumulative Preferred Stock at a redemption price of $25.156 per share, which reflected the stated value of $25 per share together with an amount equal to all dividends accrued and unpaid to, but excluding, the redemption date.

     During fiscal 1996, the Company issued 4,000,000 Depositary Shares, representing 1,000,000 shares of 7-3/4% Cumulative Preferred Stock, in an aggregate amount of $200 million. Each Depositary Share represents 1/4 of a share of such preferred stock.

     During fiscal 1996, the Company issued 6,900,000 Depositary Shares, representing 1,725,000 shares of Series A Fixed/Adjustable Rate Cumulative Preferred Stock ("FRAPS"), in the aggregate amount of $345 million. The FRAPS will pay a fixed dividend rate of 5.91% through 2001, after which it will pay a floating rate based upon certain U.S. Treasury securities. Each Depositary Share represents 1/4 of a share of such preferred stock.

     Subsequent to November 30, 1996, the Company redeemed all 975,000 shares of its 8.88% Cumulative Preferred Stock at a redemption price of $201.632 per share, which reflects the stated value of $200 per share together with an amount equal to all dividends accrued and unpaid to, but excluding, the redemption date. In addition, the Company announced that it had called for redemption, on May 30, 1997, all 750,000 shares of its 8-3/4% Cumulative Preferred Stock, at a redemption price of $200 per share.

     The Company has Capital Units outstanding which were issued by the Company and Morgan Stanley Finance plc ("MS plc"), a U.K. subsidiary. A Capital Unit consists of (a) a Subordinated Debenture of MS plc guaranteed by the Company and having maturities from 2013 to 2015 and (b) a related Purchase Contract issued by the Company, which may be accelerated by the Company beginning approximately one year after the issuance of each Capital Unit, requiring the holder to purchase one Depositary Share representing shares (or fractional shares) of the Company's Cumulative Preferred Stock. The aggregate amount of Capital Units outstanding was $865 million at November 30, 1996 and November 30, 1995.

     Subsequent to November 30, 1996, the Company and MS plc issued 8.03% Capital Units in the aggregate amount of $134 million which mature in 2017.

     The estimated fair value of the Capital Units was $866 million and $872 million at November 30, 1996 and November 30, 1995, respectively.

7    COMMON STOCK AND STOCKHOLDERS' EQUITY


During the fiscal year ended November 30, 1996, the Company repurchased or acquired shares of its common stock at an aggregate cost of $507 million and an average cost per share of $44.25. The Company ceased open market repurchases of its common stock upon announcement of the merger agreement with Dean Witter, Discover & Co. on February 5, 1997. At the time of the merger announcement, the Company's unused stock repurchases authorization was approximately $593 million. In light of the merger announcement, the Company's board of directors formally rescinded its existing stock repurchase authorization. The Company also retired 4,003,636 shares of treasury stock during fiscal 1996.

     MS&Co. is a registered broker-dealer and a registered futures commission merchant and, accordingly, is subject to the minimum net capital requirements of the Securities and Exchange Commission ("SEC"), the New York Stock Exchange ("NYSE") and the Commodity Futures Trading Commission. MS&Co. has consistently operated in excess of these requirements with aggregate net capital, as defined, totaling $1,357 million at November 30, 1996, which exceeded the amount required by $1,055 million. MSIL, a London-based broker-dealer subsidiary, is subject to the capital requirements of the Securities and Futures Authority, and MSJL, a Tokyo-based broker-dealer, is subject to the capital requirements of the Japanese Ministry of Finance. MSIL and MSJL have consistently operated in excess of their respective regulatory capital requirements.

     Certain other U.S. and non-U.S. subsidiaries are subject to various securities, commodities and banking regulations, and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. These subsidiaries have consistently operated in excess of their local capital adequacy requirements.

     Advances, dividend payments and other equity withdrawals from MS&Co., MSIL, MSJL and other regulated subsidiaries are restricted by the regulations of the SEC, NYSE and other regulatory agencies and by subordinated noteholders and certain banks. Morgan Stanley Derivative Products Inc., the Company's triple-A rated derivative products subsidiary, also has established certain operating restrictions which have been reviewed by various rating agencies. At November 30, 1996, approximately $2,264 million of equity of the Company's subsidiaries may be restricted as to the payment of dividends and advances.

     Cumulative translation adjustments include gains or losses resulting from translating foreign currency financial statements from their respective functional currencies to U.S. dollars, net of hedge gains or losses and related tax effects. The Company uses foreign currency contracts and designates certain non-U.S. dollar currency debt as hedges to manage the currency exposure relating to its net monetary investments in non-U.S. dollar functional currency subsidiaries. Increases or decreases in the value of the Company's net foreign investments generally are tax-deferred for U.S. purposes, but the related hedge gains and losses are taxable currently. Therefore, the gross notional amounts of the contracts and debt designated as hedges exceed the Company's net foreign investments to result in effective hedging on an after-tax basis. The Company attempts to protect its net book value from the effects of fluctuations in currency exchange rates on its net monetary investments in non-U.S. dollar subsidiaries by selling the appropriate non-U.S. dollar currency in the forward market. However, under some circumstances, the Company may elect not to hedge its net monetary investments in certain foreign operations due to market conditions, including the availability of various currency contracts at acceptable costs. Information relating to the hedging of the Company's net monetary investments in non-U.S. dollar functional currency subsidiaries and their effects on cumulative translation adjustments is summarized below:

           -----------------------------------------------------------------------------------------------------
                                                                                               NOV. 30,    NOV. 30,
           (DOLLARS IN MILLIONS)                                                                 1996        1995
                                                                                             ----------  ----------
           Net investments in non-U.S. dollar functional currency subsidiaries                  $1,279      $1,243
                                                                                            ==========  ==========
           Gross notional amounts of foreign exchange contracts and non-U.S. dollar
               debt designated as hedges(1)                                                     $2,247      $2,082
                                                                                            ==========  ==========
           Cumulative translation adjustments resulting from net investments in
               subsidiaries with a non-U.S. dollar functional currency                         $   100     $   185
           Cumulative translation adjustments resulting from realized or unrealized gains
               or losses on hedges, net of tax                                                    (111)       (194)
                                                                                            ----------  ----------
           Total cumulative translation adjustments                                            $  (11)     $    (9)
                                                                                            ==========  ==========

(1) Notional amounts represent the contractual currency amount translated at respective fiscal year-end spot rates.


8    EMPLOYEE COMPENSATION PLANS

The Company has adopted a variety of compensation plans for certain of its employees. These plans are designed to facilitate a pay-for-performance policy, provide compensation commensurate with other leading financial services companies and provide for internal ownership in order to align the interests of employees with the long-term interests of the Company's stockholders. The following summarizes these plans:

EQUITY INCENTIVE COMPENSATION PLAN
----------------------------------

Stock units representing employees' rights to receive unrestricted common shares ("Stock Units") are awarded annually to key employees; compensation expense for all such awards (including those subject to forfeiture) amounted to $447 million, $178 million and $171 million for fiscal 1996, fiscal 1995 and fiscal 1994, respectively. Compensation expense for such awards was determined based on the fair value of the Company's common stock (as defined in the plan). Stock Units had been awarded pursuant to the 1988 Equity Incentive Compensation Plan. On April 3, 1996, the Company's stockholders approved the 1995 Equity Incentive Compensation Plan and Stock Unit awards subsequent to this date will be granted under this plan only. For purposes of this footnote, the term "EICP" shall refer collectively to the 1988 Equity Incentive Compensation Plan and the 1995 Equity Incentive Compensation Plan.

     Stock Units generally will convert to shares of the Company's common stock within five or 10 years from grant (or earlier in the event of the holder's death or retirement, as defined). Holders of Stock Units generally have all the rights of a common stockholder, subject to restrictions on transfer of ownership of the units for the five- or 10-year period. Holders of the Stock Units generally will forfeit ownership only in certain limited situations, including termination for cause during the restriction period. In addition, holders of the Stock Units having a 10-year restriction period, which were awarded in respect of services for fiscal years 1992 to 1995, and holders of Stock Units which were awarded in respect of services for fiscal 1996, will generally forfeit ownership of a portion of their Stock Units if their employment is terminated before the end of the relevant restriction period.

     On April 3, 1996, the Company's stockholders approved the reservation of 87,466,484 shares of common stock for awards under the EICP (including stock options). At November 30, 1996, approximately 79,000,000 shares reserved for future awards under the EICP remain (net of fiscal 1996 awards).

STOCK OPTION AWARDS
-------------------

Prior to fiscal 1989, stock options had been awarded pursuant to the Company's 1986 Stock Option Plan which provided for the granting of stock options having an exercise price not less than the fair value of the Company's common stock (as defined in the plan) on the date of grant. Such options generally became exercisable over a three-year period and expire 10 years from the date of the grant. Since fiscal 1989, stock options have been awarded pursuant to the EICP. Options awarded under the EICP are exercisable at a price equal to the fair value of the Company's common stock (as defined in the plan) and will generally expire seven or 10 years (depending on the year awarded) from grant.

The following table sets forth activity relating to the Company's stock option awards:



           ------------------------------------------------------------------------------------------------------------------------
                                                   FISCAL 1996                   FISCAL 1995                  FISCAL 1994
                                           ----------------------------  ----------------------------  ---------------------------
                                                              WEIGHTED                      WEIGHTED                     WEIGHTED
                                                               AVERAGE                       AVERAGE                      AVERAGE
                                                              EXERCISE                      EXERCISE                     EXERCISE
                                                 SHARES          PRICE         SHARES          PRICE         SHARES         PRICE
                                           -------------  -------------  -------------  -------------  ------------- -------------

           Options outstanding at beginning
               of period                     21,433,120            $23.17  13,564,196            $15.13  13,451,386           $12.90
           Granted                            4,512,473             49.82  11,402,068             29.81   1,212,000            37.92
           Exercised                         (4,283,950)            13.69  (3,348,360)            12.73  (1,027,690)           11.32
           Forfeited                           (485,870)            38.15    (184,784)            31.52     (71,500)           37.33
                                           -------------    -------------  -----------    ------------- -----------    -------------
           Options outstanding at
               end of period                 21,175,773             30.43  21,433,120             23.17  13,564,196            15.13
                                           ============     =============  ==========     =============  ==========    =============
           Options exercisable at
               end of period                 11,725,504            $22.80  15,045,750            $20.44  11,773,412           $13.00
                                           =============    =============  ==========     =============  ==========    =============


The following table presents information relating to stock options outstanding at November 30, 1996:



           -----------------------------------------------------------------------------------------------
                                                                                                WEIGHTED
                                                                                                 AVERAGE
           EXERCISE                                                OPTIONS        OPTIONS      REMAINING
           PRICE                                               OUTSTANDING    EXERCISABLE   LIFE IN YEARS
           -------------------------------------------------  -------------  -------------  --------------
           $10 - $19                                             4,799,206      4,799,206              1.1
           $20 - $29                                            10,895,552      6,905,434              8.2
           $30 - $39                                             1,138,358              -              4.6
           $40 - $49                                             4,178,954         20,864              6.1
           $50 - $60                                               163,703              -              8.7
                                                              -------------  -------------  --------------
           Total                                                21,175,773     11,725,504              6.0
                                                              =============  =============  ==============

The weighted average fair value at date of grant for options granted during fiscal 1996 and fiscal 1995 was $14.99 and $12.49 per option, respectively. The fair value of options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following weighted average assumptions:


           --------------------------------------------------------------------------------------------------------
                                                                                               FISCAL      FISCAL
                                                                                                 1996        1995
                                                                                            ----------  ----------
           Risk-free interest rate                                                               5.5%        7.3%
           Expected option life in years                                                         5.3         9.5
           Expected stock price volatility                                                      27.5%       28.5%
           Expected dividend yield                                                               1.6%        2.0%
                                                                                            ----------  ----------

Had the Company elected to recognize compensation cost based on the fair value of the options at the date of grant as prescribed by SFAS No. 123, fiscal 1996 net income, primary earnings per share and fully diluted earnings per share would have been reduced by $43 million, $.27 per share and $.27 per share, respectively. Fiscal 1995 net income, primary earnings per share and fully diluted earnings per share would have been reduced by $96 million, $.63 per share, and $.60 per share, respectively.

CAPITAL ACCUMULATION PLAN
-------------------------

Under the Capital Accumulation Plan ("CAP"), vested units consisting of unsecured rights to receive payments based on notional interests in existing and future risk-capital investments made directly or indirectly by the Company ("CAP Units") are granted to key employees. The value of the CAP Units awarded for services rendered in fiscal 1996, fiscal 1995 and fiscal 1994 was approximately $7 million, $12 million and $14 million, respectively, all of which relate to vested units.

CARRIED INTEREST PLANS
----------------------

Under the Carried Interest Plans, certain key employees effectively participate in a portion of the Company's realized gains from certain of its equity investments in merchant banking transactions. Compensation expense for fiscal 1996, fiscal 1995 and fiscal 1994 related to these plans aggregated $0.2 million, $14 million and $25 million, respectively.

REAL ESTATE FUND PLANS
----------------------

On September 26, 1995, the Board of Directors approved the adoption of the Morgan Stanley Real Estate Compensation Plan and the Morgan Stanley Real Estate Profits Participation Plan. Under these plans, select employees and consultants may participate in certain gains realized by the Company's real estate funds. Compensation expense relating to these plans aggregated $13 million and $9 million for fiscal 1996 and fiscal 1995, respectively.

     The Company also has established a worldwide profit sharing plan and an employee stock ownership plan for the benefit of substantially all its U.S. employees. The following summarizes these plans:

PROFIT SHARING PLAN
-------------------

The Company sponsors a qualified non-contributory profit sharing plan covering substantially all its U.S. employees and also provides cash payment of profit sharing to employees of its international subsidiaries. Contributions are made at the discretion of management based upon the financial performance of the Company. Total profit sharing expense for fiscal 1996, fiscal 1995 and fiscal 1994 (excluding Company contributions to the Employee Stock Ownership Plan, which increased in fiscal 1995) was $30 million, $14 million and $23 million, respectively.

EMPLOYEE STOCK OWNERSHIP PLAN
-----------------------------

In July 1990, the Company's Board of Directors authorized the establishment of a $140 million leveraged employee stock ownership plan, funded through an independently managed trust. The Morgan Stanley Group Inc. and Subsidiaries Employee Stock Ownership Plan ("ESOP") was established to broaden internal ownership of the Company and to provide benefits to its employees in a cost-effective manner. Each of the 3,699,302 preferred shares outstanding at November 30, 1996 is held by the ESOP trust, is convertible into two shares of the Company's common stock and is entitled to annual dividends of $2.78 per preferred share. The ESOP trust funded its stock purchase through a loan of $140 million from the Company. The ESOP trust note, due September 19, 2010 (extendible at the option of the ESOP trust to September 19, 2015), bears a 10-3/8% interest rate per annum with principal payable without penalty on or before the due date. The ESOP trust expects to make principal and interest payments on the note from funds provided by dividends on the shares of convertible preferred stock and contributions from the Company. The note receivable from the ESOP trust is reflected as a reduction in the Company's stockholders' equity. Shares allocated to employees generally may not be withdrawn until the employee's death, disability, retirement or termination. Upon withdrawal, each share of ESOP preferred stock generally will be converted into two shares of the Company's common stock. If the fair value of such two common shares at conversion is less than the $35.88 liquidation value of an ESOP preferred share, the Company will pay the withdrawing employee the difference in additional common shares or cash.

     Contributions to the ESOP by the Company and allocation of ESOP shares to employees are made annually at the discretion of the Board of Directors. The cost of shares allocated to participants' accounts amounted to $9 million in fiscal 1996, $13 million in fiscal 1995 and $10 million in fiscal 1994. The ESOP debt service costs for fiscal 1996, fiscal 1995 and fiscal 1994 were paid from dividends received on preferred stock held by the plan and from Company contributions.

9    EMPLOYEE BENEFIT PLANS


The Company sponsors various pension plans for the majority of its worldwide employees. It provides certain other postretirement benefits, primarily health care and life insurance, to eligible employees. The Company also provides certain benefits to former or inactive employees prior to retirement. The following summarizes these plans:

PENSION PLANS
-------------

     Substantially all of the U.S. employees of the Company and its U.S. affiliates are covered by a non-contributory pension plan that is qualified under Section 401(a) of the Internal Revenue Code (the "Qualified Plan"). Two unfunded supplementary plans (the "Supplemental Plans") cover certain executives. In addition to the Qualified Plan and the Supplemental Plans (collectively, the "U.S. Plans"), the Company maintains a separate pension plan which covers substantially all employees of the Company's U.K. subsidiaries (the "U.K. Plan"). Eight other international subsidiaries also have pension plans covering substantially all of their employees. These pension plans generally provide pension benefits that are based on each employee's years of credited service and compensation during the final years of employment. The Company's policy is to fund the accrued cost of the Qualified Plan, the U.K. Plan and the other international plans currently. Liabilities for benefits payable under the Supplemental Plans are accrued by the Company and are funded when paid to the beneficiaries.

     During fiscal 1996, the benefit structure of the U.K. Plan was changed from a defined benefit plan to a defined contribution plan. Under the defined contribution plan, benefits are determined by the purchasing power of the accumulated value of contributions paid. Under the defined benefit plan, benefits were expressed as a proportion of earnings at or near retirement based on years of service. In fiscal 1996, the Company's expense related to the defined contribution U.K. Plan was $3 million.

Pension expense for fiscal 1996, fiscal 1995 and fiscal 1994 includes the following components:


           --------------------------------------------------------------------------------------------
           (DOLLARS IN MILLIONS)                               FISCAL 1996   FISCAL 1995  FISCAL 1994
                                                               ------------  -----------  ------------
           U.S. Plans
               Service cost, benefits earned during the period         $10         $  7          $  7
               Interest cost on projected benefit obligation            15           13            11
               Return on plan assets                                   (36)         (34)           (2)
               Difference between actual and expected return
                 on assets                                              20           20           (12)
               Net amortization                                         (3)          (4)           (3)
                                                               ------------  -----------  ------------
           Total U.S. Plans                                              6            2             1
           U.K. Plan
               Service cost, benefits earned during the period           6            7             6
               Interest cost on projected benefit obligation             3            3             2
               Return on plan assets                                    (4)          (5)           (2)
               Difference between actual and expected return
                 on assets                                               1            2            (1)
                                                               ------------  -----------  ------------
           Total U.K. Plan                                               6            7             5
           Other international plans                                     6            6             5
                                                               ------------  -----------  ------------
           Total pension expense                                       $18          $15           $11
                                                               ============  ===========  ============

The following table provides the assumptions used in determining the projected benefit obligation for the U.S. Plans and the U.K. Plan as of November 30, 1996 and November 30, 1995:



           -----------------------------------------------------------------------------------------------
                                                              NOVEMBER 30, 1996      NOVEMBER 30, 1995
                                                            ----------------------  ---------------------
                                                            U.S. PLANS  U.K. PLAN   U.S. PLANS U.K. PLAN
                                                            ----------- ----------  ---------- ----------
           Weighted average discount rate                      7.75%      9.0%        7.5%       9.0%
           Rate of increase in future compensation
               levels                                          5.0%       7.0%        5.0%       7.0%
           Expected long-term rate of return on plan
               assets                                          9.0%       9.0%        9.0%       9.0%
                                                            ----------------------  ---------------------

The following table sets forth the funded status of the U.S. Plans and the U.K. Plan as of November 30, 1996 and November 30, 1995:


           -------------------------------------------------------------------------------------------------------
                                                      NOVEMBER 30, 1996                 NOVEMBER 30, 1995
                                               --------------------------------  --------------------------------
                                                    U.S. PLANS       U.K. PLAN        U.S. PLANS       U.K. PLAN
                                               --------------------- ----------  --------------------- ----------
                                                            SUPPLE-                           SUPPLE-
                                               QUALIFIED     MENTAL              QUALIFIED     MENTAL
           (DOLLARS IN MILLIONS)                    PLAN      PLANS                   PLAN      PLANS
                                               ---------- ---------- ----------  ---------- ---------- ----------
           Actuarial present value of
               vested benefit obligation           $(112)      $(28)      $(59)      $(100)      $(24)      $(31)
                                               ---------- ---------- ----------  ---------- ---------- ----------
           Accumulated benefit obligation          $(123)      $(49)      $(61)      $(112)      $(44)      $(31)
           Effect of future salary increases         (32)       (17)         -         (33)       (16)        (8)
                                               ---------- ---------- ----------  ---------- ---------- ----------
           Projected benefit obligation             (155)       (66)       (61)       (145)       (60)       (39)
           Plan assets at fair market
               value (primarily listed stocks
               and bonds)                             219          -         58         192          -         43
                                               ---------- ---------- ----------  ---------- ---------- ----------
           Projected benefit obligation
               less than or (in excess of)
               plan assets                            64        (66)        (3)         47        (60)         4
           Unrecognized net (gain) or loss           (28)        11          -          (3)         9        (13)
           Unrecognized prior service cost            (1)        (1)         -          (1)        (1)         -
           Unrecognized net (asset)
               obligation at January 1, 1987,
               net of amortization                    (9)         4          -         (13)         5          -
                                               ---------- ---------- ----------  ---------- ---------- ----------
           Prepaid (accrued) pension
               cost at fiscal year-end            $   26       $(52)     $  (3)     $   30       $(47)     $  (9)
                                               ========== ========== ==========  ========== ========== ==========

POSTRETIREMENT BENEFITS
-----------------------

The Company's obligation for certain postretirement benefits provided to eligible employees is accounted for in accordance with SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

The net postretirement benefit cost consists of the following components:



           ----------------------------------------------------------------------------------------------
           (DOLLARS IN MILLIONS)                                  FISCAL 1996  FISCAL 1995   FISCAL 1994
                                                                  -----------  ------------  -----------
           Service cost of benefits earned during the period              $1            $1           $2
           Interest cost on accumulated postretirement benefit
             obligation                                                    2             2            2
                                                                  -----------  ------------  -----------
           Net postretirement benefit cost                                $3            $3           $4
                                                                  ===========  ============  ===========


The following table provides information on the status of the Company's postretirement benefit plans as of November 30, 1996 and November 30, 1995:



           ----------------------------------------------------------------------------------------------
                                                                                     Nov. 30,    Nov. 30,
           (DOLLARS IN MILLIONS)                                                        1996        1995
                                                                                  ----------- -----------
           Accumulated postretirement benefit obligation:
               Retirees                                                                 $(17)       $(13)
               Fully eligible active plan participants                                    (4)         (5)
               Other active plan participants                                            (12)        (17)
                                                                                  ----------- -----------
           Total                                                                         (33)        (35)
           Unrecognized net loss                                                           1           7
           Unrecognized prior service cost                                                 1           -
                                                                                  ----------- -----------
           Accrued postretirement benefit cost                                          $(31)       $(28)
                                                                                  =========== ===========

The accumulated postretirement benefit obligation was determined by utilizing a discount rate of 7.75% at November 30, 1996 and 7.5% at November 30, 1995, and by applying the provisions of the Company's medical plans, the established maximums and sharing of costs, the relevant actuarial assumptions and the health care cost trend rates which are projected at 8.0% and which grade down to 5.9% in 2001 and decrease further to 4.9% in 2007.

     The effect of a 1% change in the assumed cost trend rate would change the accumulated postretirement benefit obligation by approximately $5 million as of November 30, 1996 and would change the net periodic postretirement benefit cost by $1 million for fiscal 1996.

POSTEMPLOYMENT BENEFITS
-----------------------

Effective February 1, 1994, the Company adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits." Among its provisions, SFAS No. 112 establishes accounting standards for employers who provide benefits to former or inactive employees after employment but before retirement. Postemployment benefits include, but are not limited to, salary continuation, supplemental unemployment benefits, severance benefits, disability-related benefits, and continuation of benefits such as health care benefits and life insurance coverage. The effect of the adoption of SFAS No. 112 was not material to the Company's fiscal 1996, fiscal 1995 or fiscal 1994 Consolidated Financial Statements.

10    INCOME TAXES

The provision for income taxes consists of:



           -------------------------------------------------------------------------------------------------
                                                                    FISCAL          FISCAL          FISCAL
            (DOLLARS IN MILLIONS)                                     1996            1995            1994
                                                             --------------  --------------  --------------
           Current:
               U.S. federal                                          $ 500           $ 192           $ 157
               U.S. state and local                                    209             110             133
               Non-U.S.                                                177             104              80
                                                             --------------  --------------  --------------
                                                                       886             406             370
                                                             --------------  --------------  --------------
           Deferred:
               U.S. federal                                           (249)            (45)            (82)
               U.S. state and local                                    (68)            (36)            (69)
               Non-U.S.                                                (26)            (38)             12
                                                             --------------  --------------  --------------
                                                                      (343)           (119)           (139)
                                                             --------------  --------------  --------------
           Provision for income taxes                                $ 543           $ 287           $ 231
                                                             ==============  ==============  ==============



The following table reconciles the provision to the U.S. federal statutory income tax rate:



           -----------------------------------------------------------------------------------------------------------
                                                                                       FISCAL      FISCAL      FISCAL
                                                                                         1996        1995        1994
                                                                                    ---------- ----------- -----------
           U.S. federal statutory income tax rate                                       35.0%       35.0%       35.0%
           U.S. state and local income taxes, net of
               U.S. federal income tax benefits                                          5.9         5.1         5.2
           Lower tax rates applicable to non-U.S. earnings                              (3.4)       (7.4)       (6.9)
           Reduced tax rate applied to dividends                                        (0.3)       (0.5)       (0.6)
           Other                                                                        (2.7)       (0.2)       (1.8)
                                                                                  ---------- ----------- -----------
           Effective income tax rate                                                   34.5%       32.0%       30.9%
                                                                                  ========== =========== ===========

Lower tax rates applicable to non-U.S. earnings include the benefit of foreign tax credits utilized against U.S. federal income taxes. The Company intends to permanently reinvest earnings of international subsidiaries or repatriate such earnings only when it is tax effective to do so. U.S. federal income taxes that would be payable upon repatriation are estimated to be $487 million. Under SFAS No. 109, deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. Significant components of the Company's deferred tax assets and liabilities as of November 30, 1996 and November 30, 1995 are as follows:




           ---------------------------------------------------------------------------------------------------
                                                                                      NOV. 30,        NOV. 30,
           (DOLLARS IN MILLIONS)                                                       1996            1995
                                                                                --------------  --------------
           Deferred tax assets:
               Employee compensation and benefit plans                                   $778            $585
               Accrued expenses not yet deductible
                   for tax purposes                                                        14              21
                                                                                --------------  --------------
           Total deferred tax assets                                                      792             606
                                                                                --------------  --------------
           Deferred tax liabilities:
               Valuation of inventory, investments and receivables                         42             245
               Depreciation and amortization                                               29              28
               Fund distribution costs                                                     56               -
               Other                                                                       33              31
                                                                                --------------  --------------
           Total deferred tax liabilities                                                 160             304
                                                                                --------------  --------------
           Net deferred tax assets                                                       $632            $302
                                                                                ==============  ==============

The Company's income tax provision excludes currency hedging-related income tax provisions of $72 million and $3 million in fiscal 1996 and fiscal 1995, respectively, as well as an income tax benefit of $74 million in fiscal 1994, credited directly to the cumulative translation adjustments component of consolidated stockholders' equity. Also not included in the Company's income tax provision are income tax benefits of $81 million in fiscal 1996, $39 million in fiscal 1995 and $9 million in fiscal 1994, attributable to the vesting of Stock Unit awards and the exercise of stock options, credited directly to paid-in capital; and $3 million in fiscal 1996, $4 million in fiscal 1995 and $4 million in fiscal 1994, attributable to ESOP dividends, credited directly to retained earnings.

11    GEOGRAPHIC AREA DATA


The Company's business activities are highly integrated and constitute a single industry segment for purposes of SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." Total revenues, net revenues, income before taxes and identifiable assets of the Company's operations by geographic area are as follows:




           ----------------------------------------------------------------------------------------------------
                                             TOTAL REVENUES                          NET REVENUES
                                  -------------------------------------  -------------------------------------
                                      FISCAL       FISCAL       FISCAL        FISCAL      FISCAL       FISCAL
           (DOLLARS IN MILLIONS)        1996         1995         1994          1996        1995         1994
                                  ----------- ------------ ------------  ------------ ----------- ------------
           International
               Europe               $  5,616     $  4,551       $3,909    $    1,429   $   1,079   $      852
               Asia                      768          748          600           699         626          498
                                  ----------- ------------ ------------  ------------ ----------- ------------
               Total                   6,384        5,299        4,509         2,128       1,705        1,350
           North America              15,207       10,175        7,714         3,947       2,685        2,567
               Eliminations           (8,447)      (4,677)      (2,968)         (299)       (268)        (311)
                                  ----------- ------------ ------------  ------------ ----------- ------------
               Total                 $13,144      $10,797       $9,255    $    5,776   $   4,122   $    3,606
                                  =========== ============ ============  ============ =========== ============

                                          INCOME BEFORE TAXES                    IDENTIFIABLE ASSETS
                                  -------------------------------------  -------------------------------------
                                      FISCAL       FISCAL       FISCAL        FISCAL      FISCAL       FISCAL
                                        1996         1995         1994          1996        1995         1994
                                  ----------- ------------ ------------  ------------ ----------- ------------
           International
               Europe              $     328    $     237     $     91      $113,734   $  85,393    $  71,774
               Asia                      161          158          144        21,561      17,363       15,313
                                  ----------- ------------ ------------  ------------ ----------- ------------
               Total                     489          395          235       135,295     102,756       87,087
           North America               1,083          501          512       200,096     139,801      128,873
               Eliminations                -            -            -      (138,945)    (98,804)     (88,342)
                                  ----------- ------------ ------------  ------------ ----------- ------------
               Total                $  1,572    $     896      $   747      $196,446    $143,753     $127,618
                                  =========== ============ ============  ============ =========== ============

Because of the international nature of the financial markets and the resulting geographic integration of the Company's business, the Company manages its business with a view to the profitability of the enterprise as a whole, and, as such, profitability by geographic area is not necessarily meaningful.

12    ACQUISITIONS

In the first quarter of fiscal 1996, the Company completed its purchase of MAS, an institutional investment manager, for $350 million, payable in a combination of cash, notes and common stock of the Company. The Company's fiscal 1996 results include the results of MAS since January 3, 1996, the date of acquisition.

     In the fourth quarter of fiscal 1996, the Company completed its purchase of VKAC for $1.175 billion. The consideration for the purchase of the equity of VKAC consisted of cash and approximately $26 million of preferred securities issued by one of the Company's subsidiaries and exchangeable into common stock of the Company. The Company's fiscal 1996 results include the results of VKAC since October 31, 1996, the date of acquisition.

     On April 3, 1997, the Company announced the acquisition of the institutional global custody business of Barclays PLC ("Barclays"). The amount of consideration for this business is to be fixed over a period of time based on account retention. The transaction involves approximately $250 billion of assets currently administered by Barclays, and the combination of Barclays with the Company's global custody business would have increased the Company's assets under administration at November 30, 1996 to approximately $394 billion on a pro forma basis (assuming that current clients of Barclays agree to become clients of the Company). Barclays has agreed to provide global subcustodial services to the Company for a period of time after completion of the acquisition.

13    ANNOUNCED MERGER WITH DEAN WITTER, DISCOVER & CO.

On February 5, 1997, the Company and Dean Witter, Discover & Co. ("DWD") announced a definitive agreement to merge. The combined company would be a pre-eminent global financial services firm with leading market positions in the securities, asset management and credit services businesses. Under the terms of the agreement, unanimously approved by the Boards of both companies, each of the Company's common shares will be exchanged for 1.65 DWD common shares. Shares of the Company's preferred stock outstanding will be exchanged for preferred stock of DWD having substantially identical terms. The transaction, which is expected to be completed in mid-1997, is intended to be accounted for as a pooling of interests and is subject to customary closing conditions, including certain regulatory approvals and the approval of shareholders of both companies.

PAGE>


14  QUARTERLY RESULTS (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                      FISCAL 1996
                                                 --------------------------------------------------------------------------------
                                                       QUARTER               QUARTER               QUARTER              QUARTER
                                                         ENDED                 ENDED                 ENDED                ENDED
                                                      FEB. 29,               MAY 31,              AUG. 31,             NOV. 30,
     (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)             1996                  1996                  1996                 1996
                                                 --------------        ---------------       ---------------       --------------
     Revenues:
             Investment banking                        $   399               $   542               $   431              $   572
             Principal transactions:
                     Trading                               704                   565                   427                  514
                     Investments                            (7)                   38                    29                   26
             Commissions                                   154                   159                   148                  152
             Interest and dividends                      1,933                 1,946                 2,144                1,678
             Asset management and administration           122                   143                   137                  180
             Other                                           3                     -                     -                    5
                                                 --------------        ---------------       ---------------       --------------
                     Total revenues                      3,308                 3,393                 3,316                3,127
             Interest expense                            1,859                 1,865                 2,029                1,615
                                                 --------------        ---------------       ---------------       --------------
             Net revenues                                1,449                 1,528                 1,287                1,512
                                                 --------------        ---------------       ---------------       --------------
     Expenses excluding interest:
             Compensation and benefits                     705                   750                   645                  763
             Occupancy and equipment                        86                    86                    89                  101
             Brokerage, clearing and exchange
                 fees                                       66                    68                    65                   75
             Communications                                 33                    34                    38                   41
             Business development                           37                    42                    37                   54
             Professional services                          42                    53                    58                   73
             Other                                          40                    39                    40                   44
             Relocation Charge                               -                     -                     -                    -
                                                 --------------        ---------------       ---------------       --------------
             Total expenses excluding interest           1,009                 1,072                   972                1,151
                                                 --------------        ---------------       ---------------       --------------
     Income before income taxes                            440                   456                   315                  361
     Provision for income taxes                            167                   155                    96                  125
                                                 --------------        ---------------       ---------------       --------------
     Net income                                        $   273               $   301               $   219              $   236
                                                  =============         ==============        ==============        =============
     Earnings applicable to common shares(1)           $   257               $   284               $   204              $   218
                                                  =============         ==============        ==============        =============
     Per common share(2):
             Primary earnings(3)                       $  1.64               $  1.83               $  1.32              $  1.43
             Fully diluted earnings(3)                 $  1.57               $  1.75               $  1.27              $  1.36
             Cash dividends                            $  0.18               $  0.18               $  0.18              $  0.18
             Book value                                $ 28.34               $ 29.73               $ 30.78              $ 35.03
     Average common and equivalent
             shares(1)(2)                          156,549,243           155,143,633           154,034,233          153,234,429
     Stock price range(2)(4)                    $39 1/8-52 1/2            $46-53 1/2        $42 1/8-54 1/4       $47 1/4-60 1/4
                                                 --------------        ---------------      ---------------      --------------

                                                                                        FISCAL 1995
                                                 --------------------------------------------------------------------------------
                                                       QUARTER               QUARTER               QUARTER              QUARTER
                                                         ENDED                 ENDED                 ENDED                ENDED
                                                      FEB. 28,               MAY 31,              AUG. 31,             NOV. 30,
     (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)             1995                  1995                  1995                 1995
                                                 --------------        ---------------       ---------------       --------------
     Revenues:
             Investment banking                        $   243               $   273               $   355              $   503
             Principal transactions:
                     Trading                               198                   438                   352                  218
                     Investments                            19                    (6)                   69                   39
             Commissions                                   110                   131                   130                  139
             Interest and dividends                      1,860                 1,742                 1,899                1,710
             Asset management and administration            91                    88                    96                   95
             Other                                           3                     1                     1                    -
                                                 --------------        ---------------       ---------------       --------------
                     Total revenues                      2,524                 2,667                 2,902                2,704
             Interest expense                            1,732                 1,656                 1,751                1,536
                                                 --------------        ---------------       ---------------       --------------
             Net revenues                                  792                 1,011                 1,151                1,168
                                                 --------------        ---------------       ---------------       --------------
     Expenses excluding interest:
             Compensation and benefits                     366                   475                   575                  607
             Occupancy and equipment                        82                    80                    84                   85
             Brokerage, clearing and exchange
                 fees                                       56                    66                    64                   61
             Communications                                 34                    34                    31                   32
             Business development                           43                    34                    30                   32
             Professional services                          44                    40                    37                   40
             Other                                          37                    31                    32                   35
             Relocation Charge                              59                     -                     -                    -
                                                 --------------        ---------------       ---------------       --------------
             Total expenses excluding interest             721                   760                   853                  892
                                                 --------------        ---------------       ---------------       --------------
     Income before income taxes                             71                   251                   298                  276
     Provision for income taxes                             24                    85                    89                   89
                                                 --------------        ---------------       ---------------       --------------
     Net income                                       $     47               $   166               $   209              $   187
                                                  =============         ==============        ==============        =============
     Earnings applicable to common shares(1)          $     31               $   150               $   192              $   171
                                                  =============         ==============        ==============        =============
     Per common share(2):
             Primary earnings(3)                       $  0.20               $  0.95               $  1.23              $  1.08
             Fully diluted earnings(3)                 $  0.19               $  0.91               $  1.17              $  1.04
             Cash dividends                            $  0.15               $  0.16               $  0.16              $  0.16
             Book value                                $ 24.13               $ 25.19               $ 26.34              $ 28.18
     Average common and equivalent
             shares(1)(2)                          154,223,300           157,595,614           157,236,918           158,415,826
     Stock price range(2)(4)                  $27 5/8-33 11/16     $33 1/16-39 13/16     $37 15/16-43 7/16        $41 7/8-49 3/4
                                              -----------------    ------------------    ------------------       --------------

        (1) Amounts shown are used to calculate primary earnings per share.
        (2) Fiscal 1995 amounts have been retroactively adjusted to give effect for a two-for-one stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 1996.
        (3) Summation of the quarters' earnings per common share does not equal the annual amounts due to the averaging effect of the number of shares and share equivalents throughout the year.
        (4) Prices represent the range of sales per share on the New York Stock Exchange for the periods indicated. The number of stockholders of record at November 30, 1996 approximated 1,490. The number of beneficial owners of common stock is believed to exceed this number.

                                                                      SCHEDULE I
                            MORGAN STANLEY GROUP INC.
                              (PARENT COMPANY ONLY)

                   CONDENSED STATEMENT OF FINANCIAL CONDITION
                     NOVEMBER 30, 1996 AND NOVEMBER 30, 1995

                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                          November 30,      November 30,
                                                                                  1996              1995
                                                                        ---------------   ---------------
ASSETS:
Cash and interest-bearing equivalents                                   $            -    $       57,994
Financial instruments owned                                                    700,493           543,073
Advances to subsidiaries                                                    39,901,432        26,201,837
Investment in subsidiaries, at equity                                        6,576,247         4,871,122
Other assets                                                                   964,383           589,155
                                                                        ---------------   ---------------
Total assets                                                            $   48,142,555    $   32,263,181
                                                                        ===============   ===============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Short-term borrowings                                                   $   16,536,711    $   10,173,519
Payables to subsidiaries                                                    11,622,531         8,037,076
Other liabilities and accrued expenses                                         606,418           590,534
Long-term borrowings                                                        12,838,590         8,287,688
                                                                        ---------------   ---------------
                                                                            41,604,250        27,088,817
                                                                        ---------------   ---------------

Commitments and contingencies

Stockholders' equity:
   Preferred stock                                                           1,222,712           817,523
   Common stock, $1.00 par value; authorized 600,000,000 shares;
     issued 163,236,893 shares at November 30, 1996
     and 162,838,920 shares at November 30, 1995*                              163,237           162,839
   Paid-in capital*                                                          1,144,305           730,356
   Retained earnings                                                         4,503,698         3,815,224
   Cumulative translation adjustments                                          (10,512)           (8,984)
                                                                        ---------------   ---------------
        Subtotal                                                             7,023,440         5,516,958

   Less:

        Note receivable related to sale of preferred stock to ESOP              77,721            88,559
        Common stock held in treasury, at cost
           (9,894,271 shares at November 30, 1996
           and 7,635,174 shares at November 30, 1995)*                         407,414           254,035
                                                                        ---------------   ---------------
         Total stockholders' equity                                          6,538,305         5,174,364
                                                                        ---------------   ---------------
Total liabilities and stockholders' equity                              $   48,142,555    $   32,263,181
                                                                        ===============   ===============

* Amounts for fiscal 1995 have been retroactively adjusted to give effect for a two-for-one stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 1996.

See Notes to Condensed Financial Statements.

                                                                     SCHEDULE I

                            MORGAN STANLEY GROUP INC.
                              (PARENT COMPANY ONLY)

                          CONDENSED STATEMENT OF INCOME
                  FOR THE FISCAL YEARS ENDED NOVEMBER 30, 1996,
                     NOVEMBER 30, 1995 AND NOVEMBER 30, 1994

                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)



                                                Fiscal Year Ended   Fiscal Year Ended   Fiscal Year Ended
REVENUES:                                            November 30,        November 30,        November 30,
                                                             1996                1995                1994
                                                 -----------------   -----------------   -----------------
Interest and dividends                           $      3,037,461    $      1,754,931    $      1,210,537
Principal transactions                                    (63,439)             30,273             (16,770)
Fiduciary fees                                             20,914              17,184              12,964
Other                                                       2,026                 (48)                116
                                                 -----------------   -----------------   -----------------

    Total revenues                                      2,996,962           1,802,340           1,206,847

Interest expense                                        3,002,423           1,798,688           1,158,663

Expenses excluding interest                                 1,080               9,970              12,856
                                                 -----------------   -----------------   -----------------

(Loss) income before income tax (benefit)
    provision and equity in earnings of
    subsidiaries                                           (6,541)             (6,318)             35,328

Income tax (benefit) provision                             (8,092)            (10,354)             15,611
                                                 -----------------   -----------------   -----------------
Income (loss) before equity in earnings of
    subsidiaries                                            1,551               4,036              19,717
Equity in earnings of subsidiaries, net of tax          1,028,010             605,328             496,263
                                                 -----------------   -----------------   -----------------

Net income                                       $      1,029,561    $        609,364    $        515,980
                                                 =================   =================   =================

Preferred stock dividend requirements            $         66,282    $         64,935    $         64,690
                                                 =================   =================   =================

Earnings applicable to common shares (1)         $        963,279    $        544,429    $        451,290
                                                 =================   =================   =================

Average common and common equivalent
    shares outstanding (1) (2)                        153,514,483         156,073,008         157,578,446
                                                 =================   =================   =================

Primary earnings per share (2)                   $           6.27    $           3.49    $           2.86
                                                 =================   =================   =================

Fully diluted earnings per share (2)             $           5.96    $           3.33    $           2.75
                                                 =================   =================   =================

(1)  Amounts shown are used to calculate primary earnings per share.

(2) Amounts for fiscal 1995 and fiscal 1994 have been retroactively adjusted to give effect for a two-for-one stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 1996.

See Notes to Condensed Financial Statements.

                                                                      SCHEDULE I

                           MORGAN STANLEY GROUP INC.
                             (PARENT COMPANY ONLY)

                       CONDENSED STATEMENT OF CASH FLOWS
                 FOR THE FISCAL YEARS ENDED NOVEMBER 30, 1996,
                    NOVEMBER 30, 1995 AND NOVEMBER 30, 1994

                            (DOLLARS IN THOUSANDS)


                                                                       Fiscal Year Ended   Fiscal Year Ended Fiscal Year Ended
                                                                            November 30,        November 30,      November 30,
                                                                                    1996                1995              1994
                                                                         ----------------   -----------------   ---------------
Cash flows from operating activities:
   Net income                                                            $     1,029,561    $        609,364    $      515,980
   Adjustments to reconcile net income to net cash
      used for operating activities:
        Non-cash charges (credits) included in net income:
           Deferred income taxes                                                 (62,053)            (16,870)            8,211
           Compensation payable in common or preferred stock                     426,080             295,636           395,189
           Equity in subsidiaries' earnings, net of dividends                  1,668,810             678,163         1,078,651
        (Increase) decrease in assets:
           Financial instruments owned                                          (157,420)             99,256            31,010
           Investment in and advances to subsidiaries, at equity             (15,804,317)        (12,111,886)       (2,825,464)
           Other assets                                                         (338,321)           (601,457)           90,102
        Increase (decrease) in liabilities:
           Payables to subsidiaries                                            3,585,455           6,979,550           667,761
           Other liabilities and accrued expenses, net of deferred
             liabilities                                                          78,002             213,556           (74,010)
                                                                         ----------------   -----------------   ---------------

   Net cash used for operating activities                                     (9,574,203)         (3,854,688)         (112,570)

Cash flows from investing activities:
      Purchase of Miller Anderson & Sherrerd, LLP,  net of cash acquired        (199,783)                  -                 -
      Purchase of Van Kampen American Capital, Inc., net of cash acquired       (986,425)                  -                 -
                                                                          ---------------     ---------------     -------------

   Net cash used for investing activities                                     (1,186,208)                  -                 -

   Cash flows from financing activities:
      Net proceeds related to short-term borrowings                            6,363,192           3,333,751        (1,302,333)
      Proceeds from:
        Issuance of common stock                                                 111,713              81,000            19,000
        Issuance of 7-3/4% Cumulative Preferred Stock                            197,174                   -                 -
        Issuance of Series A Fixed/Adjustable Rate Cumulative Preferred Stock    342,833                   -                 -
        Issuance of long-term borrowings                                       5,873,615           1,915,550         3,161,421
      Payments for:
        Repurchase of common stock                                              (507,287)           (146,000)         (244,000)
        Repayments of long-term borrowings                                    (1,361,913)         (1,202,758)       (1,307,125)
        Redemption of 9.36% Cumulative Preferred Stock                          (137,500)
      Cash dividends                                                            (179,410)           (133,000)         (152,000)
                                                                         ----------------   -----------------   ---------------

   Net cash provided by financing activities                                  10,702,417           3,848,543           174,963
                                                                         ----------------   -----------------   ---------------

   Net (decrease) increase in cash and interest-bearing equivalents              (57,994)             (6,145)           62,393

   Cash and interest-bearing equivalents, at beginning of year                    57,994              64,139             1,746
                                                                         ----------------   -----------------   ---------------
   Cash and interest-bearing equivalents, at end of year                 $            -     $         57,994    $       64,139
                                                                         ================   =================   ===============

In connection with the Company's acquisition of Miller Anderson & Sherrerd, LLP, the Company issued 2,012,264 shares of common stock having a fair value on the date of acquisition, January 3, 1996, of approximately $83 million.

See Notes to Condensed Financial Statements.

                                                                      SCHEDULE I

                           MORGAN STANLEY GROUP INC.
                             (PARENT COMPANY ONLY)

                    NOTES TO CONDENSED FINANCIAL STATEMENTS


1.  General

    The condensed financial statements of Morgan Stanley Group Inc. (the "Company") should be read in conjunction with the consolidated financial statements of Morgan Stanley Group Inc. and Subsidiaries and the notes thereto.

    Results for the fiscal year ended November 30, 1996, for the 10-month period from February 1, 1995 through November 30, 1995 and for the fiscal year ended January 31, 1995 were previously reported in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996. This report reflects the Company's historical financial statements recast to present such financial statements on the basis of a November 30 fiscal year end date. Accordingly, this report includes for the 12-month periods ended November 30, 1996 ("fiscal 1996"), November 30, 1995 ("fiscal 1995") and November 30, 1994 ("fiscal 1994").

2.  Transactions with subsidiaries

    The Company has transactions with its subsidiaries determined on an agreed-upon basis and has guaranteed certain unsecured lines of credit and contractual obligations of its subsidiaries.

3.  Subsequent Event

    On February 5, 1997, the Company and Dean Witter, Discover & Co. ("DWD") announced a definitive agreement to merge. The combined company would be a pre-eminent global financial services firm with leading market positions in the securities, asset management and credit services businesses. Under the terms of the agreement, unanimously approved by the Boards of both companies, each of the Company's common shares will be exchanged for 1.65 DWD common shares. Shares of the Company's preferred stock outstanding will be exchanged for preferred stock of DWD having substantially identical terms. The transaction, which is expected to be completed in mid-1997, is intended to be accounted for as a pooling of interests and is subject to customary closing conditions, including certain regulatory approvals and the approval of shareholders of both companies.